UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12
GITLAB INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GitLab Software. Faster.

Notice of 2024 Annual Meeting of Shareholders & Proxy Statement

8:30 a.m. Pacific Time | Tuesday, June 11, 2024

Virtual Meeting Site: www.virtualshareholdermeeting.com/GTLB2024

PRELIMINARY PROXY STATEMENT DATED APRIL 19, 2024
SUBJECT TO COMPLETION

GitLab Inc.

[ ], 2024

To Our Stockholders,

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of GitLab Inc. (the “Annual Meeting”). The Annual Meeting will be held virtually at http://www.virtualshareholdermeeting.com/GTLB2024 on Tuesday, June 11, 2024 at 8:30 a.m. Pacific Time. We believe that a virtual stockholder meeting aligns with our all remote culture and enables participation from our global community.

The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and this proxy statement (the “Proxy Statement”). The Annual Meeting materials include the Notice, Proxy Statement, our annual report to stockholders and proxy card, each of which has been furnished to you over the Internet or, if you have requested a paper copy of the materials, by mail.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by Internet, telephone or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend virtually. Returning the proxy does not affect your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

Sincerely,

Sytse Sijbrandij
Co-Founder, Chair of the Board of Directors
and Chief Executive Officer

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to virtually attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are encouraged to submit your proxy and voting instructions via the Internet, or, if you received a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Even if you have given your proxy, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. You may do so automatically by voting at the Annual Meeting, or by delivering to us a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON TUESDAY, JUNE 11, 2024: THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT HTTP://WWW.VIRTUALSHAREHOLDERMEETING.COM/GTLB2024. PROXY MATERIALS ARE ALSO AVAILABLE AT WWW.PROXYVOTE.COM.

PRELIMINARY PROXY STATEMENT DATED APRIL 19, 2024
SUBJECT TO COMPLETION

GITLAB INC.
Address Not Applicable1

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date: Tuesday, June 11, 2024 at 8:30 a.m. Pacific Time
[ ], 2024

Place: Virtually at www.virtualshareholdermeeting.com/GTLB2024. There is no physical location for the Annual Meeting.
Items of Business:

1.Elect two Class III directors of GitLab Inc., each to serve a three-year term expiring at the 2027 annual meeting of stockholders and until such director is duly elected and qualified.
2.Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025.
3.Approve, on a non-binding advisory basis, the compensation paid by GitLab Inc. to its named executive officers.
4.Approve an amendment to GitLab Inc.’s Restated Certificate of Incorporation to limit the liability of certain officers of the company as permitted pursuant to recent amendments to the Delaware General Corporation Law (the “DGCL”).
5.Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the
Annual Meeting.

Record Date:    Only stockholders of record at the close of business on [ ], 2024 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

Proxy Voting:    Each share of Class A common stock that you own represents one vote and each share of Class B common stock that you own represents ten votes. For questions regarding your stock ownership, you may contact us through our website at https://ir.gitlab.com or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., through its website at https://www-us.computershare.com/Investor/Company/ or by phone at 1-(800) 736-3001.

This Notice of the Annual Meeting, Proxy Statement, and form of proxy are being distributed and made available on or about [ ], 2024.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,

Robin J. Schulman
Chief Legal Officer, Head of
Corporate Affairs, and
Corporate Secretary

San Francisco, California
[ ], 2024

1We are a remote-only company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to our principal executive offices may be directed to the agent for service of process named above, or to the email address: reach.GitLab@GitLab.com.

GITLAB INC.

PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS TABLE OF CONTENTS

Special Note Regarding Forward-Looking Statements	7	Cash Annual Incentive Compensation	34
Proxy Statement Summary	8	Long-Term Incentives	35
Governance and Board Highlights	9	Summary Compensation Table	36
Independent Board and Leadership Practices	9	Equity Compensation	36
Corporate Responsibility	9	Grants of Plan-Based Awards Table	37
Information About Solicitation and Voting	11	Outstanding Equity Awards at Fiscal Year-End Table	38
Internet Availability of Proxy Materials	11	2024 Stock Option Exercises and Stock Vested Table	40
General Information About the Meeting	11	Additional Compensation Practices and Policies	42
Board of Directors and Committees of the Board of Directors; Corporate Governance Standards and Director Independence	15	Offer Letters and Employment Arrangements	42
Nominations Process and Director Qualifications	18	Potential Payments Upon Termination or Change of Control	42
Proposal No. 1 Election of Directors	19	Tax and Accounting Treatment of Compensation	43
Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm	23	CEO Pay Ratio	43
Proposal No. 3 Advisory Vote on Named Executive Officer Compensation	24	Pay-Versus-Performance Disclosure	44
Proposal No. 4 Approval of Amendment to our Restated Certificate of Incorporation	25	Pay-Versus-Performance Table	44
Report of the Audit Committee	26	Report of the Compensation and Leadership Development Committee	47
Security Ownership of Certain Beneficial Owners and Management	27	Limitations on Liability and Indemnification Matters	48
Executive Officers	29	Rule 10b5-1 Sales Plans	48
Executive Compensation	30	Equity Compensation Plan Information	49
Compensation Discussion and Analysis	30	Certain Relationships and Related Party Transactions	50
Executive Summary	30	Additional Information	51
Executive Compensation Program Design	31	Other Matters	52
Compensation Recovery Policy	32	Appendix A - Certificate of Amendment of Restated Certificate of Incorporation	53
Say on Pay Vote	32	Appendix B - Reconciliation of Non-GAAP Measures	54
Compensation Decision-Making Process	33	Proxy Card	55
Principal Elements of Compensation	34

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Proxy Statement other than statements of historical fact, including statements regarding our future operating results and financial condition, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “would,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “potential,” “seeks,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

These statements are not historical facts and are based on current expectations, estimates, and projections about our industry, management's beliefs, and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates, and uncertainties that are difficult to predict. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2024, and our other Securities and Exchange Commission (“SEC”) filings, which are available on the Investor Relations page of our website at https://ir.gitlab.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Proxy Statement or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement before voting.

Meeting Agenda and Voting Recommendations
____________________________________________________________________

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We are asking our stockholders to elect two Class III directors for a three-year term expiring at the 2027 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. The table below sets forth information with respect to our two nominees standing for election. All of the nominees are currently serving as directors. Additional information about our director nominees and their respective qualifications can be found under the section titled “Proposal No. 1 Election of Directors—Nominees to Our Board of Directors.”
BOARD’S RECOMMENDATION “FOR ALL” nominees for this Proposal

Name	Age	Director Since
Sundeep Bedi	50	August 2021
Sue Bostrom	63	April 2019

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We are asking our stockholders to ratify the audit committee’s appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025. Information regarding fees paid to KPMG LLP during fiscal years 2024 and 2023 can be found under the section titled “Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm—Independent Registered Public Accounting Firm Fees and Services.”
BOARD’S RECOMMENDATION “FOR” this Proposal

PROPOSAL NO. 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers. Information regarding compensation paid to our named executive officers can be found in the section titled “Executive Compensation.”

BOARD’S RECOMMENDATION “FOR” this Proposal
PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF
INCORPORATION

We are asking our stockholders to approve the proposed amendment to our Restated Certificate of Incorporation (the “Restated Certificate”) to limit the liability of certain officers of the company as permitted pursuant to recent amendments to the DGCL. Information regarding the proposed amendment can be found in the section titled “Proposal No. 4 Approval of Amendment to our Restated Certificate of Incorporation.”
BOARD’S RECOMMENDATION “FOR” this Proposal

GOVERNANCE AND BOARD HIGHLIGHTS
We are committed to good corporate governance, which strengthens the accountability of our board of directors and promotes the long- term interests of our stockholders. The list below highlights our independent board and leadership practices, as discussed further in this Proxy Statement.
INDEPENDENT BOARD AND LEADERSHIP PRACTICES

•Majority of our directors are independent (six out of seven current directors, other than our CEO/Chair)
•Board of directors leadership structure where a Lead Independent Director is elected annually and has well-defined rights and responsibilities, separate from the Chair
•All committees of the board of directors are composed of independent directors
•Board of directors is focused on continuing to enhance diversity and refreshment
•Comprehensive risk oversight practices, including cybersecurity, data privacy, legal and regulatory matters, and other critical evolving areas
•Our nominating and corporate governance committee oversees our programs relating to corporate responsibility and sustainability, including environmental, social, and corporate governance matters
•Independent directors conduct regular executive sessions
•Directors maintain open communication and strong working relationships among themselves and have regular access to management
•Directors conduct a robust annual board of directors and committee self-assessment process
•Board of directors has related party transaction standards for any direct or indirect involvement of a director in GitLab’s business activities
CORPORATE RESPONSIBILITY
We recognize the importance of a thoughtful approach to environmental, social, and governance (“ESG”) practices. Our ESG strategy is driven by our CREDIT values (i.e. Collaboration; Results for Customers; Efficiency; Diversity, Inclusion & Belonging; Iteration; and Transparency), and as we continue to develop our strategies and practices in these areas, we are also committed to maintaining and improving our current programs. Specifically, the following outlines our progress and work in the areas of Environment, Social Impact, and Diversity, Inclusion & Belonging:

Environment:

In fiscal year 2024, we conducted our first greenhouse gas (“GHG”) inventory to understand the full scope of our emissions. GitLab is a fully remote company without direct emissions from company-owned facilities or direct energy consumption. Accordingly, our GHG inventory measures Scope 3 emissions only, specifically the emissions associated with remote work, purchased goods and services, cloud services, and business travel. GitLab’s net corporate emissions for fiscal year 2023 were 16,654 metric tonnes of CO2e.

In January of 2024, GitLab purchased carbon removals for 8,580 tonnes of CO2e. The purchase funds reforestation programs around the world.

We will continue to use the results of the inventory to better understand our key sources of emissions, set reduction goals using measures from fiscal year 2023 as a baseline, develop a reduction plan, and educate our fully remote team on how they can understand and reduce their GHG emissions at home.

Additionally, in fiscal year 2024 we launched GitLab’s first scenario risk analysis to understand climate related risks and opportunities to the business. The results of this analysis and accompanying Task Force on Climate-Related Financial Disclosures report will be included in GitLab’s annual public ESG report.

Social Impact:

As part of our mission to create a world where everyone can contribute, we believe it is important to support organizations that can further this goal at both local and global levels. We have worked to further this mission in two key areas. First, we launched GitLab for Nonprofits, a program to provide in-kind products to nonprofit organizations. This program joins existing community programs that serve open source programs, educational institutes and startups and seeks to expand the impact GitLab, the product, can have on organizations. Second, GitLab is dedicated to supporting charitable organizations with missions that align with our company’s values. For example, in September 2021, our board of directors approved the reservation of up to 1,635,545 shares of our Class A common stock for issuance to charitable organizations, to be further designated by the board of directors. Our board of directors have approved an aggregate of $10,700,000 (in fiscal year 2024) and $11,826,865 (in fiscal year 2025) in shares of our Class A common stock to be donated in fiscal year 2024 and fiscal year 2025, respectively, to the GitLab Foundation. The GitLab Foundation is a global nonprofit organization associated with GitLab and seeks to improve individuals’ financial security through access to education, training and other opportunities.

Diversity, Inclusion & Belonging:

Diversity, Inclusion & Belonging is fundamental to the success of GitLab and is one of our core values. As a core value we work to ensure Diversity, Inclusion and Belonging is incorporated and considered in all that we do. We strive for a transparent environment where all globally dispersed voices are heard and welcomed and where people can show up as their full selves each day and can contribute to their best ability. With global organizations utilizing GitLab, we strive for a team that is representative of our users. GitLab has 10 Team Member Resource Groups (“TMRGs”). TMRGs are voluntary, team member-led groups focused on fostering diversity, inclusion and belonging within GitLab. These groups help team members build stronger internal and external connections; offer social, educational, and outreach activities; create development opportunities for future leaders; and increase engagement among team members.

We're a team of passionate people who want to see each other, GitLab, and the broader GitLab community succeed. We care about what our team members achieve: the code shipped, the user that was made happy, and the team member that was helped. Our entire workforce is remote, allowing people of all backgrounds and abilities to join our team. As GitLab has grown, we’ve learned a lot about what it takes to build and manage a fully remote team and we share what we learn with anyone in the world with our Guide to All Remote.

Building a diverse and inclusive open source community takes time, effort, intentionality, and persistence. And it’s an investment we are committed to continue both externally and for our team members, together, one year at a time.

PRELIMINARY PROXY STATEMENT DATED APRIL 19, 2024
SUBJECT TO COMPLETION

GITLAB INC.
Address Not Applicable

PROXY STATEMENT FOR THE
2024 ANNUAL MEETING OF STOCKHOLDERS
[ ], 2024

INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of GitLab Inc. for use at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/GTLB2024. Stockholders may log in 15 minutes prior to the meeting on Tuesday, June 11, 2024 at 8:30 a.m. Pacific Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting (the “Proxy Statement”) and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about [ ], 2024. An annual report to stockholders for the fiscal year ended January 31, 2024 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials. In this Proxy Statement, we refer to GitLab Inc. as “GitLab,” “we,” “our,” or “us.” References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement.

INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Annual Meeting

You are receiving this Proxy Statement because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.

We intend to ensure that our stockholders are afforded the same rights and opportunities to participate virtually as they would at an in-person meeting. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting because they can join with any internet-connected device from any location around the world at no cost. Our virtual meeting format not only aligns with our all remote culture, it also helps us engage with all stockholders — regardless of size, resources, or physical location, saves us and stockholders’ time and money, and reduces our environmental impact.

Record Date; Quorum

Only holders of record of our Class A common stock and Class B common stock at the close of business on [ ], 2024 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had [ ] shares of Class A common stock and [ ] shares of Class B common stock outstanding and entitled to vote. At the close of business on the Record Date, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote [ ] shares of Class A common stock and [ ] shares of Class B common stock at the Annual Meeting, or approximately [ ]% of the voting power of the shares of our Class A common stock and Class B common stock outstanding on such date. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our website: www.virtualshareholdermeeting.com/GTLB2024.

The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote at the Annual Meeting or if you have properly submitted a proxy.

Participating in the Annual Meeting
•Instructions on how to attend the Annual Meeting are posted at www.virtualshareholdermeeting.com/GTLB2024.
•You may log in to the meeting platform beginning at 8:15 a.m. Pacific Time on June 11, 2024. The meeting will begin promptly at 8:30 a.m. Pacific Time.
•You will need the 16-digit control number provided in your proxy materials to attend the Annual Meeting at www.virtualshareholdermeeting.com/GTLB2024.
•Stockholders of record and beneficial owners as of the Record Date may vote their shares electronically during the Annual Meeting.
•If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/GTLB2024, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. We reserve the right to exclude questions that are irrelevant to meeting matters, irrelevant to the business of GitLab, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the chair of the Annual Meeting). A webcast replay of the Annual Meeting, including the Q&A session, will be archived on the “Investor Relations” section of our website, which is located at ir.gitlab.com.
•If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/GTLB2024. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

Voting Rights; Required Vote

In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of Class A common stock represents one vote and each share of Class B common stock represents ten votes. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each director will be elected by a plurality of the votes cast, which means that the two individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one of the nominees you specify. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Approval, on a non-binding advisory basis, of the compensation of our named executive officers will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. The proposal to amend our Restated Certificate will be approved if holders of a majority of our outstanding shares of Class A common stock and Class B common stock, voting as a single class, vote “FOR” the proposal at the Annual Meeting. You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting for Proposal Nos. 2, 3 and 4.

Recommendations of Our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

Our board of directors recommends that you vote “FOR ALL NOMINEES” of the Class III directors named in this Proxy Statement, (“Proposal No. 1”), “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025 (“Proposal No. 2”), “FOR” the compensation paid by us to our named executive officers (“Proposal No. 3”), and “FOR” the proposal to amend our Restated Certificate (“Proposal No. 4”). None of our directors or executive officers has any substantial interest in any matter to be acted upon, other than Proposal No. 1, Proposal No. 3, and Proposal No. 4.

Abstentions; Withholding; Broker Non-Votes

Under Delaware law, abstentions (shares present at the Annual Meeting and marked “abstain”) are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the Annual Meeting, abstentions and proxies marked “withhold authority” will have no effect on Proposal No. 1, Proposal No. 2 or Proposal No. 3 and will have the same effect as a vote “AGAINST” Proposal No. 4.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non- routine” matters. At our Annual Meeting, only the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025, is considered a routine matter. If a broker chooses not to vote shares for or against Proposal No. 2, it would have the same effect as an abstention. The other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of Proposal No. 1 and Proposal No. 3 and will have the same effect as a vote “AGAINST” Proposal No. 4. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.

Voting Instructions; Voting of Proxies

Vote By Internet	Vote By Telephone or Internet	Vote By Mail
You may vote prior to the day of the meeting, voting is available at www.proxyvote.com or via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/GTLB2024, where stockholders may vote and submit questions during the meeting. The meeting starts at 8:30 a.m. Pacific Time. Please have your 16- Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/GTLB2024.

You may vote prior to the meeting by telephone by calling 800-690-6903 or through the Internet at www.proxyvote.com in order to do so, please follow the instructions shown on your proxy card. Votes are accepted up until 8:59 p.m. Pacific Time or 11:59 p.m. Eastern Time on June 10, 2024.

You may vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on June 10, 2024. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.

We strongly recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the Annual Meeting virtually.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other team members, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date;
•voting again through the Internet; or
•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS; CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of GitLab. Our Corporate Governance Guidelines are available without charge on the “Investors” section of our website, which is located at https://ir.gitlab.com, by clicking “Documents & Charters” in the “Governance” section of our website. Our nominating and corporate governance committee reviews the Corporate Governance Guidelines periodically, and changes are recommended to our board of directors as warranted.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chair in any way that it considers to be in the best interests of our company, and that the nominating and corporate governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors with respect thereto as appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chair and chief executive officer are held by the same person, our board of directors shall designate a “lead independent director” by a majority vote of the independent directors. In cases in which the chair and chief executive officer are the same person, the chair schedules and sets the agenda for meetings of our board of directors in consultation with the lead independent director, and the chair, or if the chair is not present, the lead independent director, chairs such meetings. The responsibilities of the lead independent director include: presiding at executive sessions of independent directors, serving as a liaison between the chair and the independent directors, consulting with the chair regarding the information sent to our board of directors in connection with its meetings, having the authority to call meetings of the independent directors, being available under appropriate circumstances for consultation and direct communication with stockholders, and performing such other functions and responsibilities as requested by our board of directors from time to time.

Currently, our board of directors believes that it should maintain flexibility to select the chair of our board of directors and adjust our board leadership structure from time to time. Mr. Sijbrandij, our Chief Executive Officer (“CEO”), is also the Chair of our board of directors. Our board of directors determined that having our CEO also serve as the Chair of our board of directors provides us with optimally effective leadership and is in our best interests and those of our stockholders. Mr. Sijbrandij co-founded and has led our company since 2012. Our board of directors believes that Mr. Sijbrandij’s strategic vision for our business, his in-depth knowledge of our platform and operations and the software technology industry, and his experience serving as the Chair of our board of directors and CEO since our inception make him well qualified to serve as both Chair of our board of directors and CEO.

Because Mr. Sijbrandij serves in both these roles, our board of directors appointed Godfrey Sullivan to serve as our lead independent director. As lead independent director, Mr. Sullivan presides over periodic meetings of our independent directors, serves as a liaison between the chair of our board of directors and the independent directors, and performs such additional duties as our board of directors may otherwise determine and delegate. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors and sound corporate governance policies and practices.

Our Board of Directors’ Role in Risk Oversight

Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our board of directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity and tax), legal, regulatory, cybersecurity, privacy, compliance and reputational risks. Our board of directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management.

Each committee of our board of directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. Our audit committee reviews our major financial risk exposures, our internal control over financial reporting, our disclosure controls and procedures, legal and regulatory compliance, and, among other things, discusses with management and our independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews matters relating to cybersecurity and data privacy and security and reports to our board of directors regarding such matters. Our compensation and leadership development committee evaluates our major compensation related risk exposures and the steps management has taken to monitor or mitigate such exposures. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of our board of directors and reviews and discusses the narrative disclosure regarding our board of directors’ leadership structure and role in risk oversight. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Independence of Directors

The listing rules of the Nasdaq Stock Market LLC (“Nasdaq”), generally require that independent directors constitute a majority of a listed company’s board of directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees must be an “independent director.” Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, compensation committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that each of our directors other than Mr. Sijbrandij are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, our board of directors reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Committees of Our Board of Directors

Our board of directors has established an audit committee, a compensation and leadership development committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available, without charge, in the “Investor Relations” section of our website, which is located at https://ir.gitlab.com, by clicking on “Documents & Charters” in the “Governance” section of our website. Members serve on these committees until their resignations or until otherwise determined by our board of directors.

Audit Committee
Our audit committee is composed of Karen Blasing, Sundeep Bedi, and Godfrey Sullivan. Ms. Blasing is the chair of our audit committee. The members of our audit committee meet the independence requirements under Nasdaq and SEC rules and regulations. Each member of our audit committee is financially literate. In addition, our board of directors has determined that Ms. Blasing is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on other members of our audit committee and our board of directors. Our audit committee is responsible for, among other things, assisting our board of directors in its oversight of:
•selecting a firm to serve as our independent registered public accounting firm to audit our financial statements;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;
•establishing procedures for team members to anonymously submit concerns about questionable accounting or audit matters;
•considering the adequacy of our internal controls and internal audit function;
•reviewing the Company’s cybersecurity and other information technology risks, controls and procedures;
•reviewing related party transactions that are material or otherwise implicate disclosure requirements; and
•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
Our audit committee during the fiscal year ended January 31, 2024 also included Mark Porter. Mr. Porter resigned from our board of directors and the audit committee effective April 12, 2024.
Compensation and Leadership Development Committee
Our compensation and leadership development committee is composed of Sue Bostrom, Matthew Jacobson, and Merline Saintil. Ms. Bostrom is the chair of our compensation and leadership development committee. The members of our compensation and leadership development committee meet the independence requirements under Nasdaq and SEC rules and regulations. Each member of the compensation and leadership development committee is also a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. Our compensation and leadership development committee is responsible for, among other things:
•reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•reviewing and recommending to our board of directors the compensation of our non-employee directors;
•reviewing and recommending to our board of directors the terms of any compensatory agreements with our executive officers;
•administering our stock and equity incentive plans;

•reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and
•establishing our overall compensation philosophy.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is composed of Matthew Jacobson, Sue Bostrom, and Godfrey Sullivan. Mr. Jacobson is the chair of our nominating and corporate governance committee. The members of our nominating and corporate governance committee meet the independence requirements under Nasdaq and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:
•identifying and recommending candidates for membership on our board of directors;
•recommending directors to serve on board committees;
•reviewing and recommending to our board of directors any changes to our corporate governance guidelines;
•reviewing proposed waivers of the code of conduct for directors and executive officers;
•overseeing the process of evaluating the performance of our board of directors; and
•advising our board of directors on corporate governance matters.
Compensation and Leadership Development Committee Interlocks and Insider Participation
The members of our compensation and leadership development committee during the fiscal year ended January 31, 2024 included Ms. Bostrom, Mr. Jacobson and Ms. Saintil. None of the members of the compensation and leadership development committee in fiscal year 2024 was at any time during fiscal year 2024 or at any other time an officer or team member of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During fiscal year 2024, none of our executive officers served as a member of our board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation and leadership development committee.
Anti-Hedging
See the section entitled “Additional Compensation Practices and Policies—Anti-hedging Policy” for information regarding our anti-hedging policy included in our Insider Trading Policy.
Board and Committee Meetings and Attendance
Our board of directors and its committees meet regularly throughout the year, and hold special meetings and act by written consent from time to time. During fiscal year 2024, our board of directors met 4 times, the audit committee met 9 times, the compensation and leadership development committee met 5 times, and the nominating and corporate governance committee met 2 times. During fiscal year 2024, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and of all meetings of committees of our board of directors on which such member served that were held during the period in which such director served.
Board Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. All board members were in attendance at GitLab’s 2023 Annual Meeting.

Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our lead independent director, currently Mr. Sullivan, is the presiding director at these meetings.

Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our chair or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.

Stockholders and interested parties are invited to contact our board of directors by email to our Chief Legal Officer, Head of Legal and Corporate Affairs, and Corporate Secretary at CLO@gitlab.com.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our board of directors, officers and team members. Our Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at https://ir.gitlab.com under “Documents & Charters” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

Our board of directors selects candidates for nomination to our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with its charter, our restated certificate of incorporation and amended and restated bylaws, our Corporate Governance Guidelines, and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, team members, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

Director Qualifications; Diversity

With the goal of developing a diverse, experienced, and highly qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess. We value diversity on a company-wide basis and seek to achieve a mix of members to our board of directors that represent diverse backgrounds and experiences, including with respect to age, gender, race, ethnicity, and occupation. Although the board of directors does not establish specific goals with respect to diversity, the board of directors’ overall diversity is a significant consideration in the director nomination process.

Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal and regulatory rules and the Nasdaq listing requirements and the provisions of our restated certificate of incorporation, and amended and restated bylaws, Corporate Governance Guidelines, and charters of the committees of our board of directors. In addition, neither our board of directors nor our nominating and corporate governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

See below for the diversity matrix of our board of directors as of February 1, 2024. The diversity matrix for our board of directors as of February 1, 2023 is available in our proxy statement for the 2023 annual meeting of stockholders, filed with the SEC on May 15, 2023:

Total Number of Directors: 8 directors
	Female	Male	Non-Binary	Did Not Disclosure Gender
Gender Identity
Directors	3	5	—	—
Demographic Background
African American or Black	1	—	—	—
Asian	—	1	—	—
White	2	4	—	—

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors currently consists of seven directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class III will stand for election at the Annual Meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders held in 2025 and 2026, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the two Class III nominees named below, each of whom is currently serving as a director in Class III, be elected as a Class III director for a three-year term expiring at the 2027 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Each director will be elected by a plurality of the votes cast, which means that the two individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.

Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.

Nominees to Our Board of Directors

The nominees and their ages, occupations, and length of service on our board of directors as of the date of this Proxy Statement, are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director/Nominee	Age	Position	Director Since
Sundeep Bedi (1)	50	Director	August 2021
Sue Bostrom (2) (3)	63	Director	April 2019
(1)Member of the audit committee
(2)Member of the nominating and corporate governance committee
(3)Chair of the compensation and leadership development committee

Sundeep Bedi has served as a member of our board of directors since August 2021. Mr. Bedi has served as Chief Information Officer and Chief Development Officer of Snowflake Inc. since January 2020. Previously, Mr. Bedi served in positions of increasing responsibility at Nvidia Corp. from February 2008 through January 2020, most recently as Vice President of Global IT. Mr. Bedi earned a B.S. in Biology from the University of San Francisco and an M.B.A. from the University of San Francisco. We believe Mr. Bedi is qualified to serve as a member of our board of directors because of his technical expertise and leadership experience in the technology industry.

Sue Bostrom has served as a member of our board of directors since April 2019. Ms. Bostrom served as Executive Vice President and Chief Marketing Officer at Cisco Systems, Inc., a technology services and products company, where she was an executive from 1997 to 2011. Ms. Bostrom has served as a member of the board of directors of SingleStore, a software as a service company, since October 2022, Samsara, a cloud operations platform company, since March 2021, Outreach, a sales engagement platform company, since March 2020, and ServiceNow, Inc., a cloud-based solutions software company, since July 2014. Ms. Bostrom served as a member of the board of directors of Anaplan, Inc., a business planning software platform company, from September 2017 to June 2022, Nutanix, Inc. a virtualized datacenter platform company, from October 2017 to March 2022, Cadence Design Systems, a computational software company, from February 2011 to May 2021, and Varian Medical Systems, a radiation oncology treatments and software company, from February 2005 to February 2019. Ms. Bostrom earned a B.S. in Business from the University of Illinois and an M.B.A. from Stanford University. We believe that Ms. Bostrom is qualified to serve as a member of our board of directors because of her executive leadership experience, compensation committee experience, and experience as a director of public companies.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages, occupations and length of service on our board of directors as of the date of this Proxy Statement are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director	Age	Position	Director Since
Class I Directors: Matthew Jacobson (1) (2)	40	Director	August 2018
Sytse Sijbrandij	44	Co-Founder, Chief Executive Officer, and Chair of the Board of Directors	September 2014
Class II Directors: Karen Blasing (3)	67	Director	August 2019
Merline Saintil (1)	47	Director	November 2020
Godfrey Sullivan (4)	70	Director	January 2020
(1)Member of the compensation and leadership development committee
(2)Chair of the nominating and corporate governance committee
(3)Chair of the audit committee
(4)Lead Independent Director, member of the nominating and corporate governance committee and member of the audit committee

Matthew Jacobson has served as a member of our board of directors since August 2018. Mr. Jacobson has served as a Partner at ICONIQ Capital and General Partner at ICONIQ Growth, an investment and venture capital firm where he has worked since September 2013. Mr. Jacobson serves on the board of directors of Datadog, Inc., a monitoring and data analytics company since July 2019, and served on the board of directors of Braze, Inc. a customer engagement platform company, from July 2017 to April 2023, and Sprinklr, Inc., an enterprise software company, from December 2014 to December 2022. Additionally, Mr. Jacobson serves as chairman of the board of directors for Collibra NV and currently serves on the boards of a number of private technology companies, including BambooHR LLC, Orca Security Ltd., RealtimeBoard Inc. dba Miro, and Relativity ODA LLC. Mr. Jacobson previously served on the board of directors of Twistlock Inc. from July 2018 to July 2019 and as a shareholder representative for Adyen NV from September 2015 to June 2018. Prior to ICONIQ Capital, Mr. Jacobson held operating roles at Groupon and investing roles at Battery Ventures and Technology Crossover Ventures. He began his career as an investment banker at Lehman Brothers. Mr. Jacobson earned a B.S. in Finance and Management from The Wharton School of the University of Pennsylvania. We believe that Mr. Jacobson is qualified to serve as a member of our board of directors because of his executive leadership experience and extensive experience with the venture capital and technology industries.

Sytse Sijbrandij is our co-founder and has served as our Chief Executive Officer and a member of our board of directors since September 2014, and as Chair of our board of directors since March 2021. From January 2008 to August 2012, Mr. Sijbrandij served as a founder at Comcoaster, a software company. From August 2009 to January 2012, Mr. Sijbrandij also served as a part-time Software Architect at Ministerie van Justitie, the Dutch Ministry of Safety & Justice. From November 2003 to December 2007, Mr. Sijbrandij was the Operational Director at U-Boat Worx B.V., a recreational submersible company. Mr. Sijbrandij earned a B.S. and M.S.c. from the University of Twente in Management Science. We believe Mr. Sijbrandij is qualified to serve as a member of our board of directors because of the historical knowledge, operational expertise, leadership, and continuity that he brings to our board of directors as our co- founder and Chief Executive Officer.

Karen Blasing has served as a member of our board of directors since August 2019. Ms. Blasing served as Chief Financial Officer of Guidewire Software, Inc., a back-end systems software company, from July 2009 to March 2015. Ms. Blasing has served as a member of the board of directors of AutoDesk, Inc., a 3D design software company, since March 2018, and Zscaler, Inc., a cloud-based information security company, since January 2017. Ms. Blasing also served as a member of the board of directors of Ellie Mae, Inc. from June 2015 to April 2019. Ms. Blasing earned a B.A. in Economics and Business Administration from the University of Montana and an M.B.A. from the University of Washington. We believe that Ms. Blasing is qualified to serve as a member of our board of directors because of her executive leadership experience, extensive experience in the technology field, extensive finance experience, and her experience as a director of public companies.

Merline Saintil has served as a member of our board of directors since November 2020. Ms. Saintil is an experienced senior executive, having served a number of Fortune 500 and privately-held companies, including Change Healthcare Inc. (Nasdaq: CHNG), Intuit Inc. (Nasdaq: INTU), Yahoo! Inc., PayPal Holdings Inc. (Nasdaq: PYPL), Adobe Inc. (Nasdaq: ADBE), and Joyent, Inc. From April 2019 to February 2020, Ms. Saintil served as the Chief Operating Officer, R&D/IT, for Change Healthcare Inc., a payment management software company. Prior to joining Change Healthcare, Ms. Saintil was a senior executive in the Product & Technology group at Intuit Inc., a software company, from November 2014 to August 2018, where her core responsibilities included driving global strategic growth priorities, leading merger and acquisition integration and divestitures, and leading business operations for nearly half of Intuit’s workforce. Prior to Intuit, Ms. Saintil served as Head of Operations for Mobile & Emerging Products for Yahoo! Inc. from January 2014 to November 2014. Prior to joining Yahoo!, Ms. Saintil held various roles at Joyent, Inc., a software company, from November 2011 to September 2013; PayPal Holdings Inc., a payments company, from July 2010 to November 2011; Adobe Inc., a software company, from April 2006 to July 2010; and Sun Microsystems, Inc. from October 2000 to April 2006. Ms. Saintil currently serves as the Lead Independent Director and Chair of the Compensation Committee of Rocket Lab (Nasdaq: RKLB) and on the boards of directors of Symbotic (Nasdaq: SYM) since June 2022, Evolv Technology Holdings, Inc. (Nasdaq: EVLV) since January 2021, and TD SYNNEX Corporation (NYSE: SNX) since September 2021. Ms. Saintil is the Chair of the Nominating and Governance Committee of Symbotic and Evolv Technology. She also served on the board of directors and as a member of the Information Systems Audit Committee of Alkami Technology from October 2020 to December 2022.She is certified in Cybersecurity Oversight by the National Association of Corporate Directors and the Carnegie Mellon

Software Engineering Institute. Ms. Saintil holds a Bachelor of Science degree in Computer Science from Florida A&M University and a Master of Science degree in Software Engineering Management from Carnegie Mellon University and has completed Stanford Directors’ College and Harvard Business School’s executive education program. Ms. Saintil received a B.S. in Computer Science from Florida A&M University, an M.S. in Software Engineering Management from Carnegie Mellon University, and has completed Stanford Directors’ College and Harvard Business School’s executive education program. She is certified in Cybersecurity Oversight by the National Association of Corporate Directors and the Carnegie Mellon Software Engineering Institute and has completed Stanford Directors’ College and Harvard Business School’s executive education programs. We believe that Ms. Saintil is qualified to serve as a member of our board of directors because of her executive leadership experience, product experience, and extensive experience in the technology field.

Godfrey Sullivan has served as a member of our board of directors since January 2020 and as our lead independent director since March 2021. Mr. Sullivan served as President and CEO of Splunk Inc., an operational intelligence software company from 2008 to November 2015. Prior to that, Mr. Sullivan served as President and CEO of Hyperion Solutions, LLC, a business performance management software company, from October 2001 to June 2007. Prior to joining Hyperion Solutions, LLC, Mr. Sullivan served in roles of increasing responsibility from August 1992 to June 2000 at Autodesk, Inc., a 3D design software company. Prior to joining Autodesk, Inc., Mr. Sullivan served in roles of increasing responsibility from 1985 to 1992 at Apple, Inc., a multinational technology company. Mr. Sullivan has served as a member of the board of directors of CrowdStrike, Inc. a cybersecurity technology company, since November 2017 and Marqeta, Inc., a modern card issuing company, since May 2021. Mr. Sullivan previously served as a member of the board of directors of Splunk Inc., an operational intelligence platform company, from 2008 to March 2019, RingCentral, Inc., a provider of cloud-based communications and collaboration solutions, from April 2019 to March 2021, Informatica Corporation, a data integration software provider, from 2008 to 2013, and Citrix Systems Inc., an enterprise software company, from February 2005 to June 2018. Mr. Sullivan earned a B.B.A. in Real Estate and Economics from Baylor University. We believe that Mr. Sullivan is qualified to serve as a member of our board of directors because of his executive leadership experience and extensive experience as a director of public companies.

There are no family relationships among our directors and executive officers.

Director Compensation

The following table provides information for the fiscal year ended January 31, 2024 regarding all compensation awarded to, earned by or paid to each person who served as a director for some portion or all of fiscal year 2024, other than Mr. Sijbrandij, the Chair of our board of directors and CEO. Mr. Sijbrandij is not included in the table below, as he is a team member and receives no compensation for his service as director. The compensation received by Mr. Sijbrandij as a team member is shown in the “Executive Compensation—Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3)	Total ($)
Sundeep Bedi	40,000	194,981	234,981
Karen Blasing	50,000	194,981	244,981
Sue Bostrom	54,000	194,981	248,981
Matthew Jacobson (4)	—	—	—
Mark Porter (5)	40,000	194,981	234,981
Merline Saintil	37,000	194,981	231,981
Godfrey Sullivan	49,000	194,981	243,981
(1)The amounts reported in this column represent amounts paid pursuant to our non-employee director compensation policy as outlined below.
(2)The amounts reported in this column represent the aggregate grant date value of equity awards made to directors in the fiscal year ended January 31, 2024 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (”ASC 718”). This amount does not reflect the actual economic value realized by the director, which will vary depending on the performance of our Class A common stock.
(3)The following table sets forth information regarding (i) the aggregate number of unvested shares of our Class A common stock underlying RSU awards, (ii) the aggregate number of shares of our Class A common stock underlying outstanding stock options which have not been exercised and (iii) the aggregate number of unvested shares of our Class A common stock underlying early exercised option awards which remain subject to repurchase by GitLab, in each case held by each non-employee director as of January 31, 2024. Each of the option awards listed below has the following vesting schedule: 25% of the total number of options vest on the one year anniversary of the grant date and 1/48th of the total number of options vest monthly thereafter, subject to continued service through the applicable vesting date.
(4)Mr. Jacobson has waived any compensation payable under our non-employee director compensation policy described below.
(5)Mr. Porter resigned from the board of directors effective April 12, 2024.

Name	Number of Shares Underlying Unvested Restricted Stock Units Held at Fiscal Year End	Number of Shares Underlying Outstanding Options Held at Fiscal Year End	Number of Shares Underlying Exercised Unvested Options Held at Fiscal Year End
Sundeep Bedi	3,939	36,000 (1)	—
Karen Blasing	3,939	—	—
Sue Bostrom	3,939	—	—
Matthew Jacobson	—	—	—
Mark Porter (2)	7,320	—	—
Merline Saintil	3,939	70,000 (3)	—
Godfrey Sullivan	3,939	—	—

(1)    14,250 shares of our Class B common stock (or 14,250 shares of our Class A common stock upon the holder’s election to convert such shares of Class B common stock to shares of Class A common stock) underlying this option award were unvested as of January 31, 2024.
(2)    Mr. Porter resigned from the board of directors effective April 12, 2024.
(3)    14,584 shares of our Class B common stock (or 14,584 shares of our Class A common stock upon the holder’s election to convert such shares of Class B common stock to shares of Class A common stock) underlying this option award were unvested as of January 31, 2024.

Non-Employee Director Compensation Arrangements

Our board of directors approved the following cash and equity compensation for our non-employee directors.

Non-Employee Director Equity Compensation

Initial Appointment Restricted Stock Unit (“RSU”) Grant
Each new non-employee director appointed to our board of directors following will be granted RSUs (the “Initial Appointment RSUs”) on the date of their appointment to our board of directors, under our 2021 Equity Incentive Plan (the “2021 Plan”) having an aggregate value of $250,000 based on the average daily closing price of our Class A common stock on the Nasdaq Global Select Market on the date of grant, as well as a prorated portion of the Annual RSU grant described below. The Initial Appointment RSUs will vest as to one-third of the Initial Appointment RSUs on each of the first three anniversaries following the date of grant so long as the non-employee director continues to provide services to us through such date. In addition, the Initial Appointment RSUs will fully vest upon the consummation of a corporate transaction (as defined in our 2021 Plan).
Annual RSU Grant
On the date of each annual meeting of stockholders, each non-employee director who is serving on our board of directors, and will continue to serve on our board of directors following the date of such annual meeting, will automatically be granted RSUs (the “Annual RSUs”) under our 2021 Plan, having an aggregate value of $200,000 based on the average daily closing price of our Class A common stock on the Nasdaq Global Select Market on the date of grant. The Annual RSUs will fully vest on the earlier of (1) the date of the following year’s annual meeting of stockholders and (2) the date that is one year following the date of grant. In addition, the Annual RSUs will fully vest upon the consummation of a corporate transaction (as defined in our 2021 Plan).
Non-Employee Director Cash Compensation
Each non-employee director will be entitled to receive an annual cash retainer of $35,000, paid quarterly in arrears and prorated for partial quarters served, for service on the board of directors and additional annual cash compensation for committee membership as follows:
•Audit committee chair: $20,000;
•Audit committee member: $10,000;
•Compensation and leadership development committee chair: $20,000;
•Compensation and leadership development committee member: $7,500;
•Nominating and corporate governance committee chair: $8,000; and
•Nominating and corporate governance committee member: $4,000.
Chairs of our committees receive the cash compensation designated above for chairs in lieu of the non-chair member cash compensation. In addition, our lead independent director is entitled to receive an additional annual cash retainer of $20,000.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF EACH OF THE TWO NOMINATED DIRECTORS

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected KPMG LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending January 31, 2025 and recommends that stockholders vote for ratification of such selection. The ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025 requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting. In the event that KPMG LLP is not ratified by our stockholders, the audit committee will review its future selection of KPMG LLP as our independent registered public accounting firm.

KPMG LLP audited our financial statements for the fiscal year ended January 31, 2024. Representatives of KPMG LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, KPMG LLP periodically rotates the individuals who are responsible for our audit.

In addition to performing the audit of our consolidated financial statements, KPMG LLP provided various other services during the fiscal years ended January 31, 2023 and 2024. Our audit committee has determined that KPMG LLP’s provision of these services, which are described below, does not impair KPMG LLP’s independence from us. During the years ended January 31, 2023 and 2024, fees for services provided by KPMG LLP were as follows:

Fees Billed to GitLab	2023	2024
Audit and audit related fees (1)	$ 2,497,000	$ 2,472,500
Tax fees (2)	$ 1,098,634	$ 1,088,060
Other fees (3)	$ 165,000	$ —
Total fees	$ 3,760,634	$ 3,560,560
(1)“Audit fees and audit-related fees” includes the aggregate fees paid or payable for each of the last two fiscal years for professional services rendered for the audit of GitLab’s annual consolidated financial statements and the reviews of interim financial information. The fees include services that are normally provided in connection with statutory or regulatory filings or engagements.
(2)“Tax fees” includes the aggregate fees billed in each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning.
(3)“Other fees” consists of fees for services other than fees for the services listed in the other categories.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2025

PROPOSAL NO. 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote. The non-binding advisory vote on the compensation of our named executive officers, as disclosed in this Proxy Statement, will be determined by the vote of a majority of the voting power of the shares present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal.

Stockholders are encouraged to read the “Executive Compensation” section of this Proxy Statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our compensation committee and our board of directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative discussion and the other related disclosures.”

As an advisory vote, this proposal is not binding. However, our board of directors and compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

Section 102(b)(7) of the Delaware General Corporation Law was amended effective August 1, 2022 to authorize exculpation of officers of Delaware corporations. Specifically, the amendment permits Delaware corporations to exculpate their officers, in addition to their directors, for personal liability for breach of the duty of care in certain actions. This exculpation would not protect officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this exculpation shield such officers from liability for claims brought by or in the right of the corporation, such as derivative claims.

Our board of directors believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain highly-qualified senior leadership. The nature of the role of directors and officers often requires them to make decisions on crucial matters often in time-sensitive situations, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We have seen, and expect to continue to see, competitor companies adopt exculpation clauses that limit the personal liability of officers in their charters and failing to adopt the amendment could negatively affect our ability to recruit and retain high-caliber officer candidates.

The proposed amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director or officer. This protection has long been afforded to directors, and our board of directors believes that extending similar exculpation to its officers is fair and in the best interests of our company and our stockholders. Accordingly, our board of directors has unanimously approved the Certificate of Amendment to our Restated Certificate (the “Certificate of Amendment”) in the form attached hereto as “Appendix A”, and recommends that our stockholders vote “FOR” the proposed Certificate of Amendment.

If our stockholders approve the Certificate of Amendment, our board of directors has authorized our officers to file the Certificate of Amendment with the Delaware Secretary of State, to become effective upon acceptance by the Delaware Secretary of State. Our board of directors intends to have that filing made if, and as soon as practicable after, this proposal is approved at this annual meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OF OUR OFFICERS.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

Our audit committee has reviewed and discussed with our management and KPMG LLP our audited consolidated financial statements for the fiscal year ended January 31, 2024. Our audit committee has also discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees.”

Our audit committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence, and has discussed with KPMG LLP its independence from us.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended January 31, 2024 for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee
Karen Blasing, Chair
Sundeep Bedi
Godfrey Sullivan

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2024, by:

•each of our named executive officers;
•each of our directors or director nominees;
•all of our directors and executive officers as a group; and
•each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our Class A common stock or Class B common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 130,645,830 shares of Class A common stock and 28,142,338 shares of Class B common stock outstanding as of March 31, 2024. Shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2024 or RSUs that may vest and settle within 60 days of March 31, 2024 are deemed to be outstanding and beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is 268 Bush Street, #350, San Francisco, California 94104-3503.

	Shares Beneficially Owned
Name of Beneficial Owner	Class A Shares	%	Class B Shares	%	% of Total Voting Power (1)
Named Executives and Directors
Sytse Sijbrandij (2)	—	*	19,437,559	65.57%	45.51%
Michael McBride (3)	722,030	*	565,456	1.97%	1.53%
Brian Robins (4)	304,914	*	807,505	2.79%	1.99%
Robin J. Schulman (5)	—	*	310,255	1.09%	*
Christopher Weber (6)	35,711	*	—	*	*
Sundeep Bedi (7)	4,430	*	27,000	*	*
Karen Blasing (8)	154,430	*	—	*	*
Sue Bostrom (9)	216,930	*	—	*	*
Matthew Jacobson (10)	8,898,243	6.81%	2,205,877	7.84%	7.51%
Merline Saintil (11)	4,430	*	70,000	*	*
Godfrey Sullivan (12)	141,930	*	12,500	*	*
All Directors and Officers as a Group (11 persons) (13)	10,483,048	8.02%	23,436,152	74.58%	55.04%

Other 5% Stockholders:
GV Funds (14)	2,647,312	2.03%	8,888,776	31.59%	22.21%
Khosla Ventures Funds (15)	—	*	7,939,304	28.21%	19.27%
ICONIQ Strategic Partners Funds (16)	8,898,243	6.81%	2,205,877	7.84%	7.51%
The Vanguard Group (17)	9,388,440	7.19%	—	*	2.28%

*    Represents beneficial ownership of less than 1%
(1)Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.
(2)Consists of (i) 17,937,559 shares of Class B common stock directly owned by Mr. Sijbrandij, and (ii) 1,500,000 shares underlying options to purchase Class B common stock that are exercisable within 60 days of March 31, 2024.
(3)Consists of (i) 4,622 shares of Class A common stock directly owned by Mr. McBride, (ii) 717,408 shares of Class A common stock directly owned by the McBride Family Trust, of which Mr. McBride is the sole trustee, and (iii) 565,456 shares underlying options to purchase Class B common stock that are exercisable within 60 days of March 31, 2024.
(4)Consists of (i) 204,914 shares of Class A common stock directly owned by Mr. Robins, (ii) 100,000 shares of Class A common stock directly owned by The Robins Family Trust, of which Mr. Robins is the sole trustee, and (iii) 807,505 shares underlying options to purchase Class B common stock that are exercisable within 60 days of March 31, 2024.
(5)Consists of (i) 0 shares of Class A common stock directly owned by Ms. Schulman and (ii) 310,255 shares underlying options to purchase Class B common stock that are exercisable within 60 days of March 31, 2024.
(6)Consists of 35,711 shares of Class A common stock directly owned by Mr. Weber.
(7)Consists of (i) 4,430 shares of Class A common stock directly owned by Mr. Bedi and (ii) 27,000 shares underlying options to purchase Class B common stock that are exercisable within 60 days of March 31, 2024.
(8)Consists of 154,430 shares of Class A common stock directly owned by Ms. Blasing.
(9)Consists of 216,930 shares of Class A common stock directly owned by Ms. Bostrom.
(10)Consists of shares held by the ICONIQ Affiliates (as defined below) identified in footnote (16), below.
(11)Consists of (i) 4,430 shares of Class A common stock directly owned by Ms. Saintil and (ii) 70,000 shares underlying options to purchase Class B common stock that are exercisable within 60 days of March 31, 2024.
(12)Consists of (i) 141,930 shares of Class A common stock directly owned by Mr. Sullivan and (ii) 12,500 shares of Class B common stock.
(13)This total includes the securities beneficially owned by all of our directors and officers, including, without limitation, the securities described in footnotes (2) through (12). Other than as stated in footnotes (2) through (12) above, none of our directors or officers is capable of acquiring shares of the Company’s capital stock within 60 days of March 31, 2024 through the vesting of restricted stock units or stock option awards.
(14)As reported in a statement on Schedule 13G, Amendment No. 3, filed with the SEC on February 9, 2024, the securities reported in this row consist of (i) 8,888,776 shares of Class B common stock held by GV 2017, L.P. and (ii) 2,647,312 shares of Class A common stock held by GV 2021, L.P. GV 2017 GP, L.P. is the general partner of GV 2017, L.P. GV 2017 GP, L.L.C. is the general partner of GV 2017 GP, L.P. GV 2021 GP, L.P. is the general partner of GV

2021, L.P. GV 2021 GP, L.L.C. is the general partner of GV 2021 GP, L.P. Alphabet Holdings LLC is the managing member of GV 2017 GP, L.L.C. and GV 2021 GP, L.L.C. XXVI Holdings Inc. is the managing member of Alphabet Holdings LLC. Alphabet Inc. is the controlling stockholder of XXVI Holdings Inc. Each of GV 2017 GP, L.P., and GV 2017 L.L.C. may be deemed to share voting and investment discretion with respect to securities held directly by GV 2017, L.P., and each of GV 2021 GP, L.P., and GV 2021 L.L.C. may be deemed to share voting and investment discretion with respect to securities held directly by GV 2021, L.P. Additionally, each of Alphabet Holdings LLC, XXVI Holdings Inc. and Alphabet Inc. may be deemed to share voting and investment discretion with respect to securities directly or indirectly held by each of the other aforementioned entities. The principal business address for each entity named in this footnote is 1600 Amphitheatre Parkway, Mountain View, California 94043.
(15)As reported in a statement on Schedule 13G, Amendment No. 2, filed with the SEC on February 14, 2024, the securities reported in this row consist of (i) 4,483,201 shares of Class B common stock held by Khosla Ventures Seed C, LP (“Seed C”), (ii) 1,730,999 shares of Class B common stock held by Khosla Ventures V, LP (“KV V”), and (iii) 1,725,104 shares of Class A common stock directly held by VK Services, LLC (“VK Services”). The general partner of Seed C is Khosla Ventures Seed Associates C, LLC (“KVSA C”). The general partner of KV V is Khosla Ventures Associates V, LLC (“KVA V” and, together with Seed C, KV V, VK Services, and KVSA C, the “Khosla Affiliates”). VK Services is the sole manager of KVSA C and KVA V. Vinod Khosla is the managing member of VK Services and owns or controls the Khosla Affiliates. Each of Mr. Khosla, VK Services and KVSA C may be deemed to share voting and dispositive power over the shares held by Seed C. Each of Mr. Khosla, VK Services and KVA V may be deemed to share voting and dispositive power over the shares held by KV V. Mr. Khosla may be deemed to share voting and dispositive power over the shares held by the Khosla Affiliates. The address for Mr. Khosla, and each of the foregoing entities, is 2128 Sand Hill Road, Menlo Park, California 94025.
(16)As reported in a statement on Schedule 13G, Amendment No. 2, filed with the SEC on February 14, 2024 and as further reported in a Form 4 for transaction date March 6, 2024, the securities reported in this row consist of (i) 1,588,777 shares of Class A common stock held by ICONIQ Strategic Partners III, L.P. (“ICONIQ III”); (ii) 1,697,628 shares of Class A common stock held by ICONIQ Strategic Partners III-B, L.P. (“ICONIQ III-B”); (iii) 657,578 shares of Class A common stock and 691,141 shares of Class B common stock held by ICONIQ Strategic Partners IV, L.P. (“ICONIQ IV”); (iv) 1,089,531 shares of Class A common stock and 1,145,143 shares of Class B common stock held by ICONIQ Strategic Partners IV-B, L.P. (“ICONIQ IV-B”); (v) 146,206 shares of Class A common stock and 146,205 shares of Class B common stock held by ICONIQ Strategic Partners V, L.P. (“ICONIQ V”); (vi) 223,388 shares of Class A common stock and 223,388 shares of Class B common stock held by ICONIQ Strategic Partners V-B, L.P. (“ICONIQ V-B”); (vii) 429,104 shares of Class A common stock held by ICONIQ Strategic Partners VI, L.P. (“ICONIQ VI”); (viii) 535,503 shares of Class A common stock held by ICONIQ Strategic Partners VI-B, L.P. (“ICONIQ VI-B”); (ix) 334,827 shares of Class A common stock held by ICONIQ Investment Holdings, L.P. (“ICONIQ Holdings”); (x) 830,177 shares of Class A common stock held by Divesh Makan (“Mr. Makan”); (xi) 925,378 shares of Class A common stock held by William J.G. Griffith (“Mr. Griffith”); and (xii) 440,146 shares of Class A common stock held by Matthew Jacobson (who is also a member of our board of directors) through a trust of which he is a trustee (Mr. Jacobson, together with ICONIQ III, ICONIQ III‑B, ICONIQ IV, ICONIQ IV-B, ICONIQ V, ICONIQ V‑B, ICONIQ VI, ICONIQ VI‑B, Mr. Makan, and Mr. Griffith, the “ICONIQ Affiliates”). ICONIQ Strategic Partners III GP, L.P. (“ICONIQ GP III”) is the sole general partner of each of ICONIQ III and ICONIQ III-B. ICONIQ Strategic Partners III TT GP, Ltd. (“ICONIQ Parent GP III”) is the sole general partner of ICONIQ GP III. ICONIQ Strategic Partners IV GP, L.P. (“ICONIQ GP IV”) is the sole general partner of each of ICONIQ IV and ICONIQ IV-B. ICONIQ Strategic Partners IV TT GP, Ltd. (“ICONIQ Parent GP IV”) is the sole general partner of ICONIQ GP IV. ICONIQ Strategic Partners V GP, L.P. (“ICONIQ GP V”) is the sole general partner of each of ICONIQ V and ICONIQ V-B. ICONIQ Strategic Partners V TT GP, Ltd. (“ICONIQ Parent GP V”) is the sole general partner of ICONIQ GP V. ICONIQ Strategic Partners VI GP, L.P. (“ICONIQ Parent GP VI”) is the sole general partner of each of ICONIQ VI and ICONIQ VI‑B. ICONIQ Strategic Partners VI TT GP, Ltd. (“ICONIQ Parent GP VI”) is the sole general partner of ICONIQ Parent GP VI. ICONIQ Capital Group, LLC (“ICONIQ Capital”) is the sole general partner of ICONIQ Holdings. Mr. Makan and Mr. Griffith are the sole equity holders of ICONIQ Parent GP III and may be deemed to have shared voting and dispositive power with respect to the shares held by ICONIQ III and ICONIQ III-B. Mr. Makan, Mr. Griffith and Matthew Jacobson are the sole equity holders of each of: (i) ICONIQ Parent GP IV; (ii) ICONIQ Parent GP V; and (iii) ICONIQ Parent GP VI and, as such, may be deemed to have shared voting and dispositive power with respect to the shares held by ICONIQ IV, ICONIQ IV-B, ICONIQ V, ICONIQ V-B, ICONIQ VI, and ICONIQ VI‑B. Mr. Makan is the sole member of ICONIQ Capital and, as such, may be deemed to have voting and dispositive power with respect to the shares held by ICONIQ Capital. The address for each of the ICONIQ Affiliates is 394 Pacific Avenue, 2nd Floor, San Francisco, California 94111.
(17)As reported in a statement on Schedule 13G, Amendment No. 2, filed with the SEC on February 13, 2024, the securities reported in this row consist of shares of Class A common stock beneficially owned by The Vanguard Group, a registered investment adviser. According to the aforementioned statement, The Vanguard Group may be deemed to exercise (i) sole voting discretion with respect to none of our securities, (ii) shared voting discretion with respect to 36,454 shares of our Class A common stock, (iii) sole investment discretion with respect to 9,264,402 shares of our Class A common stock, and (iv) shared investment discretion with respect to 124,038 shares of our Class A common stock. The business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

EXECUTIVE OFFICERS

The names of our executive officers, their ages as of the date of this Proxy Statement and their positions are shown below:

Name	Age	Position(s)
Executive Officers:
Sytse Sijbrandij	44	Co-Founder, Chief Executive Officer and Chair of the Board of Directors
Brian Robins	54	Chief Financial Officer
Christopher Weber	59	Chief Revenue Officer
Robin J. Schulman	50	Chief Legal Officer, Head of Legal and Corporate Affairs, and Corporate Secretary
Sabrina Farmer	52	Chief Technology Officer

Our board of directors chooses executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.

For information regarding Mr. Sijbrandij, please refer to “Proposal No. 1—Election of Directors.”

Brian Robins has served as our Chief Financial Officer since October 2020. Since April 2019, Mr. Robins has also served as a Special Advisor at Brighton Park Capital, L.P., an investment firm that specializes in software, information services and technology-enabled services. Prior to joining us, from October 2019 to October 2020, Mr. Robins served as Chief Financial Officer at Sisense Ltd., a business intelligence software company, and from August 2017 to April 2019, he served as Chief Financial Officer and Treasurer of Cylance Inc., a cybersecurity software company. Mr. Robins also served as Chief Financial Officer of AlienVault, Inc. a unified security management software company, from June 2015 to August 2017. From October 2012 to March 2014, he served as the Vice President and Chief Financial Officer of Global Business Services at Computer Sciences Corporation, a global information technology company. From February 2007 to October 2011, he held several senior positions at VeriSign, Inc., including Chief Financial Officer from August 2009 to October 2011 and Acting Chief Financial Officer from April 2008 to August 2009. Mr. Robins earned a B.S. in Finance from Lipscomb University and an M.B.A from Vanderbilt University.

Chris Weber has served as our Chief Revenue Officer since July 2023. Prior to joining our company, Mr. Weber served Chief Business Officer at UiPath Inc., a software company, from April 2022 to April 2023 and previous series in various leadership positions at Microsoft Corporation, most recently as Corporate Vice President – Worldwide Commercial Business – Small, Medium & Corporate, from April 2014 to April 2022. Mr. Weber also served as Executive Vice President, Nokia Global Sales and Marketing at Nokia Corporation from July 2012 to April 2014. Mr. Weber holds a B.A. in Business Administration from the University of Mount Union.

Robin J. Schulman has served as our Chief Legal Officer and Corporate Secretary since December 2019 and also oversees global Corporate Affairs. Ms. Schulman also served as our Acting Chief Information Security Officer from September 2022 to June 2023. Prior to joining us, from February 2018 to November 2019, Ms. Schulman served as the Senior Vice President, Chief Legal Officer, and Corporate Secretary at Couchbase, Inc., a computer technology company. Prior to Couchbase, Inc., from December 2013 to February 2018, Ms. Schulman served as the General Counsel, Corporate Secretary, and Chief Compliance Officer at New Relic, Inc., an enterprise software company. From May 2010 through December 2013, Ms. Schulman served as Legal Counsel at Adobe Systems Incorporated, a computer software company, and from September 2006 to April 2010, Ms. Schulman served as an Associate at Fenwick & West LLP, a law firm providing legal services to technology and life science companies. Since 2021, Ms. Schulman has also served as a Board Observer to a private biotech company. Ms. Schulman earned a B.F.A. in Dramatic Writing and Film from New York University and a J.D. from Rutgers University School of Law.

Sabrina Farmer has served as our Chief Technology Officer since January 2024. Prior to GitLab, from January 2005 to January 2024, Ms. Farmer served in various roles of increasing responsibility at Alphabet Inc. (previously Google Inc.), where she most recently served as vice president of engineering, core infrastructure. Ms. Farmer earned a B.S. in Computer Science at the University of New Orleans.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during fiscal year 2024, including our executive compensation policies and practices, how and why the compensation and leadership development committee (“CLDC”) arrived at the compensation decisions for our named executive officers (“NEOs”) and the key factors the CLDC considered in making those decisions.
Our NEOs for fiscal year 2024 consisted of the following individuals:
●Sytse Sijbrandij, Chief Executive Officer;
●Brian Robins, Chief Financial Officer;
●Christopher Weber, Chief Revenue Officer;
●Robin Schulman, Chief Legal Officer, Head of Legal and Corporate Affairs, and Corporate Secretary; and
●Michael McBride, former Chief Revenue Officer.

Mr. Weber was appointed by the board of directors on July 14, 2023 as our Chief Revenue Officer, effective July 17, 2023.

Mr. McBride resigned from his position as Chief Revenue Officer on July 15, 2023, effective August 1, 2023.
Executive Summary
2024 Business Highlights
We are a growing global software company that pioneered the DevSecOps Platform, the most comprehensive, scalable enterprise DevSecOps platform for software innovation. Our platform is uniquely built as a single application and interface with a unified data model, enabling all stakeholders in the software delivery lifecycle – from development teams to operations teams to security teams – to work together in a single tool with a single workflow. With GitLab, stakeholders can build better, more secure software faster.
The goal of our compensation programs is to ensure that the interests of our team members, including our NEOs, are aligned with the interests of our stockholders and our business goals, and that the total compensation paid to each of our NEOs is fair, reasonable, and competitive.
During fiscal year 2024, we made significant progress on our business goals, with strong results across all our key operating metrics, including the following achievements that impacted executive compensation:
●Total revenue was $579.9 million, representing 37% year-over-year growth;
●GAAP operating margin was (32)% compared to (50)% in fiscal year 2023; Non-GAAP operating margin was (0.2)% compared to (21)% in fiscal year 2023;
●Customers with more than $5,000 of annual recurring revenue (“ARR”) increased to 8,602, up 23% from the fourth quarter of fiscal year 2023;
●Customers with more than $100,000 of ARR increased to 955, up 37% from the fourth quarter of fiscal year 2023;
●Customers with more than $1,000,000 of ARR increased to 96, up 52% from the fourth quarter of fiscal year 2023; and
●Dollar-Based Net Retention Rate was 130% as of the end of fiscal year 2024.
By delivering compensation in a mix of fixed and variable pay, including long-term vesting equity awards, we seek to align the incentives of our NEOs with the achievement of long-term business objectives and financial performance as well as our core values. Further, a majority of total direct compensation for our NEOs is awarded in the form of at-risk cash annual incentives and long-term vesting equity awards.
A Note on Non-GAAP Measures & Key Operating Metrics
As further described below, our executives’ performance is, in part, measured and rewarded based on GitLab’s achievement of certain non-GAAP financial measures and operating metrics: Net Annual Recurring Revenue (“Net ARR”), non-GAAP Operating Income (“NGOI”) (which we also refer to as loss from operations on a non-GAAP basis), and Run Rate Revenue.
Net ARR is the change in ARR from one period to another on a bookings basis, which is measured by opportunity close date. We define annual recurring revenue as the annual run-rate revenue of subscription agreements, including our self-managed and SaaS offerings but excluding professional services, from all customers as measured on the last day of a given month. We calculate ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts of subscriptions, including our self-managed license, self-managed subscription, and SaaS subscription offerings but excluding professional services.
We define “run-rate revenue” as the sum of the most recent three months of revenue at the end of each quarter multiplied by 4.
A reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are provided in “Appendix B—Reconciliation of Non-GAAP Measures”.

2024 Compensation Highlights
Our fiscal year 2024 compensation plans and payouts for our NEOs reflects our overarching philosophy of pay-for-performance. Highlights of our compensation program include:
●Competitive salary increases: Salary increases were targeted to align with the 50th percentile of our public company peers.
●Rigorous annual incentive goals: Our NEOs were eligible to earn cash annual incentives based on our level of achievement of Net ARR and NGOI. Based on our actual performance, each NEO earned a bonus equal to 117% of their respective target.
●Emphasis on long-term equity awards: Long-term incentives in the form of equity awards are a key component of our NEOs’ compensation. During fiscal year 2024, the CLDC approved grants of time-based RSUs. These grants were intended to support retention and motivate executives to achieve ambitious long-term growth targets tied to our strategic plan for building long-term stockholder value.
●Benefits and stock purchase plan: We offer competitive health and welfare benefits (and other employee benefit plans) and participation in an employee stock purchase plan.
Compensation Philosophy and Objectives
GitLab’s mission is to make it so that everyone can contribute. Our compensation programs are designed to support our mission by providing competitive and transparent compensation that:
●supports our ability to recruit, retain, and motivate top talent;
●aligns the interests of our executives with those of our stockholders;
●reinforces a strong pay-for-performance culture; and
●balances short- and long-term corporate goals and strategies.
We seek to achieve these objectives by providing executive talent with compensation that is competitive with the practices of companies in our peer group and marketplace, with individual pay decisions approved in the context of both GitLab and individual performance.
We are committed to iteration and transparency, and we welcome contributions from our team members and stakeholders as we strive to maintain a fair and equitable compensation program that supports our long-term growth and success.
In addition, the CLDC seeks to ensure that we maintain sound governance in setting our compensation policies and practices. In designing and overseeing our executive compensation program, we strive to employ best practices and regularly assess our policies and practices.

What we do	What we don’t do
●A significant portion of our executive compensation program is not guaranteed and is dependent upon stock price appreciation or other variable, at-risk, pay components that are disclosed to our stockholders
●Prior to making executive compensation decisions, we review peer company compensation data
●Our NEOs participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried team members
●We ensure that short-term cash incentives and any PSU awards we may grant cap maximum payouts
●Our CLDC retains the services of Compensia as an independent consultant to advise the CLDC on compensation matters related to our executive and director compensation programs; Compensia does not perform any other services for GitLab

●We do not provide tax gross-ups related to change in control
●NEOs may not directly or indirectly pledge GitLab’s common stock as collateral for any obligation
●NEOs may not directly or indirectly engage in transactions intended to hedge or offset the market value of GitLab’s common stock owned directly or indirectly
●We do not provide guaranteed compensation increases or bonuses to any of our NEOs

Executive Compensation Program Design
Our CLDC believes that our executive compensation programs should be tied to our overall performance and aligned with our core values. Our CLDC evaluates our compensation philosophy and executive compensation programs annually, ensuring that our programs (i) remain competitive relative to GitLab’s market and peer group for attracting and retaining executive talent and (ii) align with GitLab’s strategic objectives. By delivering compensation in a mix of fixed and variable pay, including long-term vesting equity awards, we seek to align the incentives of our NEOs with the achievement of long-term business objectives and financial performance that drives sustained stockholder value.
To support our long-term objectives and reinforce a strong pay-for-performance culture, a majority of total direct compensation for our NEOs is awarded in the form of at-risk cash annual incentives and long-term vesting equity awards. In addition, our compensation program includes competitive base salaries and standard health and welfare benefits that are generally available to our other team members, including medical, dental, vision, life, and disability insurance and 401(k) plans.

To assess the competitiveness of our total direct compensation, the CLDC considers the total direct compensation among companies in GitLab’s peer group, and generally targets compensation for our NEOs at the 50th percentile. The CLDC does not have a set formula by which it determines how much of the executive’s compensation is fixed (e.g., base salary) rather than variable or at-risk.
For fiscal year 2024, the material elements of our executive compensation program were:

Compensation Element	Overview	Purpose
Base Salary	Base salaries provide a fixed level of compensation tied to competitive market practice among peers and comparable software companies	Designed to attract and retain highly talented executives by providing fixed compensation amounts that are competitive in the market and reward performance
Annual Cash Incentive	Annual cash incentives provide a shorter-term incentive for executives based on achievement of annual goals tied to net ARR and NGOI	Designed to motivate our executives to achieve short-term financial objectives while making progress towards longer-term value creation
Long-Term Incentive Equity	Fiscal year 2024 long-term incentives were granted in the form of RSUs that vest over a four-year time horizon	Designed to align the interests of our executives and stockholders by motivating executives to create sustainable long-term stockholder value
Benefits	We offer competitive health and welfare benefits, a 401(k) plan, participation in an employee stock purchase plan, and other employee benefit plans	Designed to align with competitive norms for comparable companies

Compensation Recovery Policy
In November 2023, our Compensation Committee adopted the Compensation Recovery Policy (the “Recovery Policy”), which provides for the recovery of applicable incentive based compensation from current and former executive officers of the Company in the event the Company is required to restate its financial results due to its material non-compliance with any financial reporting requirement under federal securities laws, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and corresponding Nasdaq listing standards. Recoupment under the Recovery Policy will be required regardless of whether the executive officer or any other person was at fault or responsible for accounting errors that contributed to the need for the financial restatement or engaged in any misconduct.
Chief Executive Officer Compensation
In May 2021, our board of directors, with participation by every independent member of the board of directors, granted certain performance equity awards to Mr. Sijbrandij, our CEO. We believe these equity awards align Mr. Sijbrandij’s interests with those of our stockholders by creating a strong and visible link between Mr. Sijbrandij’s incentives and GitLab’s long-term performance.
Mr. Sijbrandij’s 2021 performance equity awards consisted of (i) stock options to purchase 1,500,000 shares of our Class B common stock (the “CEO Option Award”) and (ii) PSUs tied to 3,000,000 shares of our Class B common stock (the “CEO PSU Award”). See the section entitled “CEO Performance Equity Award” for further details on the CEO Option Award and CEO PSU Award.
In addition to the May 2021 equity awards, Mr. Sijbrandij’s reported compensation for fiscal year 2024 includes a $0.25 base salary. Mr. Sijbrandij was not eligible for a target annual incentive in fiscal year 2024.
Say on Pay Vote
We will be holding a non-binding stockholder advisory vote on the compensation of our named executive officers (the “Say-on-Pay vote”) at the Annual Meeting. We value the opinions of our stockholders and the CLDC and the board of directors will consider the outcome of future stockholder advisory votes, including the vote which will take place at the Annual Meeting, when we make compensation decisions for the named executive officers.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an annual non-binding advisory vote to approve the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules which includes the Say-on-Pay vote. The Say-on-Pay vote gives our stockholders the opportunity to express their views on our named executive officers’ compensation. At the 2023 annual meeting of stockholders, approximately 99.2% of votes cast supported our executive compensation program. Our company was mindful of the support that our stockholders expressed for our executive officer compensation programs and, as a result, did not make any changes to our executive compensation programs for fiscal 2024 based on the outcome of our Say-on-Pay vote. The board of directors and the CLDC will continue to consider the outcome of our annual Say-on-Pay votes and any other feedback received from stockholders throughout the year when making compensation decisions for our executive officers in the future.

Compensation Decision-Making Process
Determination of Compensation Awards
The CLDC’s goal is generally to target elements of compensation within a competitive range, using a balanced approach that does not use rigid percentiles to target pay levels for each compensation element. For fiscal year 2024, the CLDC reviewed each element of compensation described below and set the target total direct compensation opportunities of our NEOs after taking into consideration the following factors:
●market data, including practices among companies in our compensation peer group;
●each executive officer’s scope of responsibilities;
●each executive officer’s tenure, skills, and experience;
●each executive officer’s performance;
●internal pay equity across the executive management team;
●our overall performance, taking into consideration performance versus internal plans and industry peers;
●the recommendations of our CEO (other than with respect to the CEO’s own compensation); and
●general market conditions.
The CLDC does not assign relative weights or rankings to any of these factors and does not solely use any quantitative formula, target percentile, or multiple for establishing compensation among the executive officers or in relation to competitive market data.
Role of the Compensation and Leadership Development Committee
The CLDC is responsible for overseeing our executive compensation program and all related policies and practices.
The CLDC’s primary duties are to regularly meet, review, and advise our board of directors on GitLab’s overall compensation philosophy, policies, and plans, including a review of both regional and industry compensation practices and trends. The CLDC meets regularly during the fiscal year both with and without the presence of our CEO and other NEOs. The CLDC also discusses compensation issues with our CEO (except with respect to the CEO’s own compensation) and other members of the board of directors between its formal meetings.
Role of Management
Our people group and legal teams support the CLDC in designing our executive compensation program and analyzing competitive market practices. In addition, members of management, including our CEO, regularly participate in CLDC meetings to provide input on our compensation philosophy and objectives.
Our CEO also evaluates the performance of our executives and provides recommendations to the CLDC regarding the compensation of our NEOs (other than with respect to the CEO’s own compensation). The CLDC reviews and discusses these recommendations and proposals with our CEO and uses them as one factor, among others, in determining and approving the compensation for our NEOs.
Role of the Consultant
The CLDC may engage the services of outside advisors, experts, and others to assist the CLDC. During fiscal year 2024, the CLDC retained the services of Compensia as independent compensation consultant to advise the CLDC on compensation matters related to our executive and director compensation programs. In fiscal year 2024, Compensia provided the following support:
●assisted in the review and updating of our compensation peer group;
●analyzed the executive compensation levels and practices of the companies in our peer group;
●provided advice with respect to compensation best practices and market trends for NEOs and directors;
●assisted with the design of the short-term and long-term incentive compensation plans when appropriate;
●performance goals and targets for our NEOs and other executives; and
●provided ad hoc advice and support throughout the year.
Compensia reported to and worked for the CLDC. Prior to engaging Compensia, the CLDC considered the specific independence factors adopted by the SEC and Nasdaq, and determined that Compensia is independent and that Compensia’s work did not raise any conflicts of interest.
Role of Competitive Market Data
As part of its annual compensation review process, the CLDC generally reviews competitive market data for positions comparable to those of our NEOs and other key executives.
In September 2022, the CLDC reviewed the executive compensation practices of GitLab’s peer group. The executive compensation peer group approved by the CLDC comprised direct competitors and cloud, enterprise, and security software companies. Additional factors that were considered in identifying peers included:
●revenue less than approximately $900 million and a preference for strong revenue growth;
●a market capitalization between $4.0 billion and $36.0 billion; and
●headquarters in the United States.

Based on these criteria the CLDC approved the following peer group of 20 companies:

●Asana ●Bill Holdings ●BlackLine ●Cloudflare ●Confluent ●Coupa Software ●Datadog ●Dynatrace ●Elastic N.V.	●Five9 ●HashiCorp ●MongoDB ●Procore Technologies ●Samsara ●SentinelOne ●Smartsheet ●Tenable Holdings ●Zscaler
The CLDC evaluates the peer group annually, and modifies the peer group as needed. Relative to the peer group approved for supporting fiscal year 2024 pay decisions, and taking into consideration the criteria above, the peer group was modified to remove Alteryx, Anaplan, Avalara, New Relic, Rapid7, Everbridge, and Fastly. Five9, HashiCorp, Procore Technologies, Samsara, and SentinelOne were added to the peer group based on their comparable revenue and industry profiles.
Given that not all of the peer companies report data for a position comparable to each of our executive officers, the CLDC also reviewed and utilized market data from the Radford Global Technology survey. Our CLDC utilizes market data as one reference point along with various other factors, such as the individual’s performance, experience, and competitive market conditions in making compensation decisions. As such, the CLDC does not commit to setting GitLab’s executive pay levels at any particular percentile of the peer group.
Principal Elements of Compensation
Base Salary
Base salary is the primary fixed component of GitLab’s executive compensation program. Base salaries for our executive officers are generally reviewed and adjusted (if applicable) annually; adjustments to base salary are typically effective on the first day of the applicable fiscal year. In fiscal years 2023 and 2024, the base compensation for our NEOs was as follows:

Executive	Fiscal 2023 Base Salary	Fiscal 2024 Base Salary	% Change
S. Sijbrandij	$0.25	$0.25	0%
B. Robins	$400,000	$430,000	7.5%
C. Weber	N/A (1)	$475,000	N/A
R. Schulman	$370,000	$395,000	6.8%
M. McBride (2)	$375,000	$405,000	8.0%
(1)Mr. Weber’s employment started during the fiscal year ended January 31, 2024.
(2)Mr. McBride resigned effective August 1, 2023.

Base salary adjustments from fiscal year 2023 to fiscal year 2024 were made with reference to competitive market data with a goal of aligning with the 50th percentile, and additional considerations described above, including the scope of role and individual performance of our NEOs. The actual base salaries paid to our NEOs in fiscal year 2023 and fiscal year 2024 are as set forth in the “Summary Compensation Table” below.
Cash Annual Incentive Compensation
Our cash incentive bonus plan motivates and rewards our executives for achievements relative to our goals and expectations for each fiscal year. Each NEO has a target bonus opportunity, defined as a percentage of their respective annual base salary. Following the end of each fiscal year, our CLDC determines the annual cash incentive bonuses paid to our NEOs based on GitLab’s financial performance for the applicable fiscal year relative to GitLab’s annual approved budget and achievement of corporate objectives for the applicable fiscal year.
Target Annual Bonuses
At the beginning of each fiscal year, the CLDC reviews and approves the target annual bonus for each of our executive officers, including our NEOs. The CLDC considers the factors described in “Compensation Decision-Making Process—Determination of Compensation Awards”, with an emphasis on market data from our peer group for comparable positions. Target annual bonuses are determined with respect to the same corporate objectives and formula for all of our executive officers, including our NEOs. The independent members of our board of directors review any target annual bonus to be paid to GitLab’s CEO. Our CEO was not eligible for a bonus for fiscal year 2024.
Fiscal Year 2024 Target Annual Bonuses
In the first quarter of fiscal year 2024, the CLDC reviewed the target annual bonuses of our executive officers, including our NEOs. The CLDC considered the factors described in “Compensation Decision-Making Process—Determination of Compensation Awards”, particularly the market data from the companies in GitLab’s peer group, and approved the fiscal year 2024 target annual bonuses of our NEOs below:

Executive	Base Salary	Target Bonus	Target Bonus Opportunity
S. Sijbrandij	$0.25	n/a	n/a
B. Robins	$430,000	70%	$301,000
C. Weber	$475,000	100%	$475,000
R. Schulman	$395,000	50%	$197,500
M. McBride (1)	$405,000	100%	$405,000
(1)Mr. McBride resigned effective August 1, 2023.

Fiscal Year 2024 Corporate Performance Targets
When designing GitLab’s non-equity incentive plan for fiscal year 2024 (the “2024 Bonus Plan”) the CLDC determined that the 2024 Bonus Plan should align the interests of our executives with those of our stockholders, and reward performance that would increase the value of GitLab to our stockholders. Accordingly, the CLDC decided that payments under the 2024 Bonus Plan would depend on GitLab’s achievement of Net ARR and NGOI (each as defined in “Executive Summary—A Note on Non-GAAP Measures & Key Operating Metrics”) goals for fiscal year 2024, with Net ARR weighed at 70% and NGOI at 30% of the total non-equity bonus award. Under the 2024 Bonus Plan, no bonus was payable with respect to a particular measure (Net ARR or NGOI) if the percentage achievement was below certain Net ARR and NGOI thresholds. If either Net ARR or NGOI was at or above certain threshold value/percentages, the payout with respect to those measures was between 50% and 200% of the target bonus, interpolated on a straight-line basis in the event of actual performance between the threshold and target or between target and maximum performance objectives.

	Threshold		Target		Maximum
NGOI	(5%)	70% Payout	0%	100% Payout	>4%	200% Payout
Fiscal Year 2024 Corporate Bonus Results
In March 2024, the CLDC determined that for the purposes of determining payouts to the 2024 Bonus Plan, GitLab’s performance was equal to 104% of Net ARR and +2% of NGOI targets for the year, respectively. As a result, the weighted payout for the 2024 Bonus Plan was equal to 117% of target.
Long-Term Incentives
We grant annual long-term incentive equity awards with multi-year vesting requirements to incentivize and reward our NEOs for long-term corporate performance based on the value of our common stock and, thereby, aligning the interests of our NEOs with those of our stockholders. The annual equity awards granted to our NEOs were determined by our CLDC after reviewing data from a competitive market analysis prepared by Compensia. In addition, GitLab’s CLDC considers the input of our CEO regarding the individual performance and pay levels for his direct reports.
Fiscal Year 2024 Equity Compensation
The CLDC regularly evaluates our executive compensation programs to ensure that the programs support retention and a strong pay-for-performance culture, provide competitive compensation opportunities, and align with our long-term business objectives. On March 30, 2023, the CLDC recommended to the board of directors that the board of directors approve equity awards to our executive officers consisting of RSUs to our key executives (including our NEOs (other than our CEO)). On March 30, 2023, the board of directors approved the RSU equity awards to key executives, including the individuals listed in the following table, in order to: (1) support retention of key executives in a competitive market and reinforce a pay-for-performance culture, (2) motivate such key executives who are nearing the end of valuable pre-initial public offering grants to achieve ambitious long term goals, and (3) further align the rewards for such key executives with achieving the long term goals of GitLab.

Executive	RSUs Granted	Total Grant Value (1)
S. Sijbrandij	n/a	n/a
B. Robins	110,000	$3,631,100
C. Weber (2)	438,981	$22,980,656
R. Schulman	55,000	$1,815,550
M. McBride	92,500	$3,053,425
(1)The total grant value is calculated by multiplying the number of shares granted by $33.01, the closing price of our Class A common stock on the award grant date.
(2)Mr. Weber’s grant was approved in accordance with the requirements of our equity granting policies. The grant was issued on September 12, 2023 and the total grant value is calculated by multiplying the number of shares granted by $52.35, the closing price of our Class A common stock on the award grant date.

Time Vesting Restricted Stock Grants
The RSUs listed in the above table will vest quarterly over four years, however, Mr. Weber’s grant had a 6 month cliff for vesting purposes while the grants made to the other executives did not have a cliff. The RSU’s are subject to the grantee’s continued employment through the applicable vesting date. Vesting, in the event the executive’s employment is terminated by GitLab without cause or, if applicable, by the executive for good reason, will be determined in accordance with such executive’s addendum to their offer letter, if applicable. Vesting of the RSUs will accelerate in the event of death or disability, in accordance with GitLab’s Death and Disability Policy.
Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by or paid to each of our NEOs for all services rendered in all capacities during the fiscal years ended January 31, 2024, 2023, and 2022, respectively.

Name and Principal Position	Fiscal Year	Salary ($)	Option Awards ($) (1)	Equity Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3) (4)	All Other Compensation ($) (5)	Total ($)
Sytse Sijbrandij Co-Founder, Chief Executive Officer, and Chair of the Board of Directors	2024 2023 2022	0.25 0.25 0.25	— — 18,497,000	— — 8,789,378	— — —	3,600 3,600 3,600	3,600 3,600 27,289,978
Brian Robins Chief Financial Officer	2024 2023 2022	430,000 400,000 360,000	— — 1,013,320	3,631,100 5,730,146 —	352,441 255,606 410,616	1,575 1,600 1,525	4,415,116 6,387,352 1,795,461
Christopher Weber (6) Chief Revenue Officer	2024	257,292	—	22,980,655	300,515	—	23,538,462
Robin Schulman Chief Legal Officer, Head of Legal and Corporate Affairs, and Corporate Secretary	2024 2023 2022	395,000 370,000 330,000	— — 936,390	1,815,550 2,718,982 —	231,253 168,883 313,665	25,000 20,333 (7) 1,913	2,466,803 3,278,198 1,581,968
Michael McBride (8) Former Chief Revenue Officer	2024 2023 2022	204,034 375,000 335,000	— — 3,187,712	3,053,425 6,539,094 —	474,214 342,330 578,888	202,500 — —	3,934,173 7,256,424 4,101,600
(1)The amounts presented represent the aggregate grant-date fair value of the options to purchase shares of Class B common stock awarded to the NEO during each fiscal year in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in calculating the grant-date fair value of the stock options reported in the “Option Awards” column are set forth in Note 10 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2024. Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions.
(2)The amounts presented represent the aggregate grant-date fair value of the stock awards awarded to the NEO during each fiscal year, in accordance with FASB Accounting Standards Codification Topic 718. The grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The PSUs granted in fiscal 2023 have a revenue performance condition and a service condition. The value of the number of awards granted that is reflected in the table represents 100% of the target goal under the performance condition. Under the terms of the awards, the recipient may earn between 0% and 200% of the original grant. Should the highest level of the performance condition be achieved, the awards granted in fiscal 2023 have a grant date fair value of $9,168,251 for Mr. Robins; $4,350,389 for Ms. Schulman; and $10,462,541 for Mr. McBride. The RSU granted to Mr. Sijbrandij in fiscal 2022 contains market-based vesting conditions. The grant date fair value was estimated utilizing a Monte Carlo valuation model. The model assumed a share price volatility of 45% and a risk free rate of 1.52% and the RSUs contain a service condition and a market condition based on the achievement of eight separate stock price hurdles/tranches.
(3)The amounts presented represent performance bonuses earned in each fiscal year based on the achievement of corporate performance metrics set by the board of directors.
(4)For Mr. McBride the amounts presented include commission earned in each fiscal year based on the achievement of corporate and individual performance metrics set by the board of directors.
(5)For Mr. Robins and Ms. Schulman, the amounts presented represent 401(k) company matching contributions. For Mr. Sijbrandij, the amounts presented represent employer life insurance premium contributions.
(6)Mr. Weber was appointed Chief Revenue Officer effective July 17, 2023 and the value reflects Mr. Weber’s new-hire grant.
(7)Includes a $5,000 a month stipend approved by the CLDC for Ms. Schulman’s service as Acting Chief Information Security Officer.
(8)Mr. McBride resigned from his role as Chief Revenue Officer effective August 1, 2023. The amounts included in “All Other Compensation” for Mr. McBride are for consulting services for the period beginning August 2, 2023 through February 2, 2024.

Equity Compensation
From time to time, we grant equity awards in the form of stock options and RSUs or PSUs to our NEOs, which are generally subject to vesting based on each of our NEOs’ continued service with us. Each of our NEOs currently holds outstanding stock options to purchase shares of our Class B common stock that were granted under our 2015 Equity Incentive Plan, as amended (the “2015 Plan”), and stock awards that were granted under our 2021 plan, as set forth in the “Outstanding Equity Awards at Fiscal Year-End Table” below.

Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made in fiscal year 2024 for each of our NEOs under any plan. We did not grant any equity awards to Mr. Sijbrandij in fiscal year 2024. This information supplements the information about these awards set forth in the “Summary Compensation Table.”

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (2)
			Threshold ($)	Target ($)	Maximum ($)
Brian Robins	Cash	—	150.500	301,000	602,000	—	—
	RSU	March 30, 2023	—	—	—	110,000	$3,631,100
Christopher Weber	Cash	—	237,500	475,000	950,000	—	—
	RSU	September 12, 2023	—	—	—	438,981	$22,980,655
Robin Schulman	Cash	—	92,500	185,000	370,000	—	—
	RSU	March 30, 2023	—	—	—	55,000	$1,815,550
Michael McBride (1)	RSU	—	—	—	—	92,500	$3,053,425

(1)Mr. McBride resigned from his role as Chief Revenue Officer effective August 1, 2023.
(2)The amounts presented represent the aggregate grant-date fair value of the stock awards RSUs awarded to the NEO, in accordance with FASB Accounting Standards Codification Topic 718. The grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions.

Outstanding Equity Awards at Fiscal Year-End Table
The following table presents, for each of the NEOs, information regarding outstanding stock options and RSU or PSU awards to purchase shares of Class B common stock held as of January 31, 2024.

		Option Awards				Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (2)	Option Exercise Price ($) (3)	Option Expiration Date	Number of Shares, or Units, of Stock That have Not Vested (#)	Market Value of Shares, or Units, of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights, That have Not Vested (#) (5)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units, or Other Rights, That Have Not Vested ($) (4)
Sytse Sijbrandij	May 17, 2021 (6)	1,500,000	—	$17.82	May 16, 2031	—	—	—	—
	May 17, 2021 (6)	—	—	—-	—	—	—	3,000,000	$213,330,000
Brian Robins	March 30, 2023 (7)	—	—	—	—	89,375	$6,355,456	—	—
	June 17, 2022 (8)	—	—	—	—	15,445	$1,098,294	—	—
	June 17, 2022 (9)	—	—	—	—	—	—	78,121	$5,555,184
	March 18, 2021 (10)	100,000	—	$17.82	March 17, 2031	—	—	—	—
	September 9, 2020 (11)	707,505	—	$9.99	September 8, 2030	—	—	—	—
Robin Schulman	March 30, 2023 (12)	—	—	—	—	44,687	$3,177,693	—	—
	June 17, 2022 (13)	—	—	—	—	—	—	37,069	$2,635,977
	June 17, 2022 (14)	—	—	—	—	21,623	$1,068,392	—	—
	March 18, 2021 (15)	47,000	—	$17.82	March 17, 2031	—	—	—	—
	March 18, 2021 (16)	47,000	—	$17.82	March 17, 2031	—	—	—	—
	December 8, 2020 (17)	170,000	—	$16.71	December 7, 2030	—	—	—	—
	December 2, 2019 (18)	138,365	—	$8.90	December 1, 2029	—	—	—	—
Christopher Weber	September 12, 2023 (19)	—	—	—	—	438,981	$31,215,939	—	—
Michael McBride	March 30, 2023 (20)	—	—	—	—	75,156	$5,344,343	—	—
	June 17, 2022 (21)	—	—	—	—	37,146	$2,641,452	—	—
	March 18, 2021 (22)	160,000	—	$17.82	March 17, 2031	—	—	—	—
	March 18, 2021 (23)	160,000	—	$17.82	March 17, 2031	—	—	—	—
	July 26, 2018 (24)	422,880	—	$.065	July 25, 2028	—	—	—	—

(1)All of the outstanding option awards were granted under our 2015 Plan and all outstanding RSU and PSU awards were granted under our 2021 Plan.
(2)All options granted to NEOs are immediately exercisable upon the granting of such options.
(3)This column represents the fair value of a share of our Class B common stock on the grant date, as determined by our board of directors.
(4)The market values of unvested RSUs and PSUs are calculated by multiplying the number of unvested RSUs held by the named executive officer by the closing price of our Class A capital stock on January 31, 2024, which was $71.11 per share.
(5)The number of PSUs included in the table assumes achievement of market-based goals at the target level of each performance tranche.
(6)For information regarding Mr. Sijbrandij’s equity awards, please refer to “CEO Performance Equity Award” below.
(7)These RSUs vest as to 1/16th of the total shares quarterly from the date of grant, subject to continued service through the applicable vesting date.
(8)These RSUs vest as to 1/16th of the total shares quarterly from the date of grant, subject to continued service through the applicable vesting date.
(9)These PSUs will vest if we achieve certain revenue-based performance goals (the “Executive Award Performance Goals”) as of the fourth quarter of fiscal year 2025 (the “Executive Award Performance Period”). On or as soon as practicable following certification of achievement, the earned PSUs will be converted into RSUs which will then vest in equal twenty-five percent (25%) increments over four quarters and will be settled in shares of our Class A common stock. The date of the first vesting will be on or about the date on which the satisfaction of the Executive Award Performance Goals has been certified by the CLDC and the board of directors following completion of the Executive Award Performance Period.
(10)These stock options vest as to 25% of the total shares on March 18, 2023, and 1/48th of the total shares will vest monthly thereafter, subject to continued service through the applicable vesting date. These options are immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. Robins’ service with us terminates.
(11)These stock options vest as to 25% of the total shares on September 9, 2021, and 1/48th of the total shares will vest monthly thereafter, subject to continued service through the applicable vesting date. These options are immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. Robins’ service with us terminates.
(12)These RSUs vest as to 1/16th of the total shares quarterly from the date of grant, subject to continued service through the applicable vesting date.
(13)These PSUs will vest if we achieve the Executive Award Performance Goals as of the Executive Award Performance Period. On or as soon as practicable following certification of achievement, the earned PSUs will be converted into RSUs which will then vest in equal twenty-five percent (25%) increments over four quarters and will be settled in shares of our Class A common stock. The date of the first vesting will be on or about the date on which the satisfaction of the Executive Award Performance Goals has been certified by the CLDC and the board of directors following completion of the Executive Award Performance Period.
(14)These RSUs vest as to 1/16th of the total shares quarterly from the date of grant, subject to continued service through the applicable vesting date.
(15)These stock options vest as to 25% of the total shares on March 18, 2023, and 1/48th of the total shares will vest monthly thereafter, subject to continued service through the applicable vesting date. These options are immediately exercisable, subject to our right to repurchase unvested shares in the event that Ms. Schulman’s service with us terminates.

(16)These stock options vest as to 25% of the total shares on March 18, 2022, and 1/48th of the total shares will vest monthly thereafter, subject to continued service through the applicable vesting date. These options are immediately exercisable, subject to our right to repurchase unvested shares in the event that Ms. Schulman’s service with us terminates.
(17)These stock options vest monthly over 48 months in equal installments starting on December 7, 2020, subject to continued service through the applicable vesting date. These options are immediately exercisable, subject to our right to repurchase unvested shares in the event that Ms. Schulman’s service with us terminates.
(18)These stock options vest as to 25% of the total shares on December 2, 2020, and 1/48th of the total shares will vest monthly thereafter, subject to continued service through the applicable vesting date. These options are immediately exercisable, subject to our right to repurchase unvested shares in the event that Ms. Schulman’s service with us terminates.
(19)These RSUs vest over four years with 12.5% vesting on the six month anniversary of the grant date and the 87.5% of the remainder vesting quarterly thereafter until fully vested, subject to continued service through the applicable vesting date.
(20)These RSUs vest as to 1/16th of the total shares quarterly from the date of grant, subject to continued service through the applicable vesting date.
(21)These RSUs vest as to 1/16th of the total shares quarterly from the date of grant, subject to continued service through the applicable vesting date.
(22)These stock options vest as to 25% of the total shares on March 18, 2023, and 1/48th of the total shares will vest monthly thereafter, subject to continued service through the applicable vesting date. These options are immediately exercisable, subject to our right to repurchase unvested shares due to the termination of Mr. McBride’s services.
(23)These stock options vest as to 25% of the total shares on March 18, 2022, and 1/48th of the total shares will vest monthly thereafter, subject to continued service through the applicable vesting date. These options are immediately exercisable, subject to our right to repurchase unvested shares due to the termination of Mr. McBride’s services.
(24)These stock options vest monthly over 48 months in equal installments starting on July 26, 2018, subject to continued service through the applicable vesting date. These options are immediately exercisable, subject to our right to repurchase unvested shares due to the termination of Mr. McBride’s services.

2024 Stock Option Exercises and Stock Vested Table
The following table presents, for each of our NEOs, the number of shares of our common stock acquired upon the exercise of stock options or vesting and settlement of RSUs during fiscal year 2024 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs.

Name	Option Awards		Stock Awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($) (1)
Sytse Sijbrandij	—	—	—	—
Brian Robins	—	—	33,645	$1,776,075
Christopher Weber	—	—	—	—
Robin Schulman	50,400	$2,745,650	16,491	$871,618
Michael McBride	—	—	32,202	$1,687,051

(1)The aggregate value realized upon the vesting and settlement of an RSU is based on the closing price on Nasdaq of our Class A common stock on the vesting date. Amounts shown are presented on an aggregate basis for all vesting and settlement that occurred in fiscal year 2024.

CEO Performance Equity Award
In May 2021, our board of directors, with participation by every independent member of the board of directors, granted the CEO Option Award and CEO PSU Award to Mr. Sijbrandij. We believe these equity awards align Mr. Sijbrandij’s interests with those of our stockholders by creating a strong and visible link between Mr. Sijbrandij’s incentives and GitLab’s long-term performance.
Mr. Sijbrandij’s 2021 equity awards consist of the (i) CEO Option Award and (ii) CEO PSU Award.
The CEO Option Award has an exercise price of $17.82 per share, which the board of directors determined was equal to the fair market value of our Class B common stock on the date of grant. The CEO Option Award will vest as to 1/5th of the shares on the one-year anniversary of the grant date and as to 1/60th of the shares each month thereafter, subject in each case to Mr. Sijbrandij remaining in continuous employment as our CEO on each vesting date. The CEO Option expires ten years after the date of grant.
The CEO PSU Award, which has eight tranches, vests only to the extent that certain performance metrics have been achieved and certain service conditions have been satisfied. The performance metric as to any single tranche of the CEO PSU Award will be satisfied on the earliest date that the average closing price of our shares of Class A common stock as reported on the established national listing exchange for any 90-trading day period exceeds certain price hurdles, but only if such achievement occurs during certain performance periods (as set forth in the table below, and upon certification by the CDLC of the achievement of the stock price targets (which must occur within 90 days of the relevant achievement)). The price hurdles will adjust for stock splits, recapitalizations, and the like.
The applicable price hurdle must be achieved during the relevant performance period (as set forth in the table below corresponding to the price hurdle) in order for the applicable tranche of the CEO PSU Awards to be earned, but once a price hurdle is achieved, the price hurdle need not be maintained in order for the applicable CEO PSU Award tranche to continue to vest based on service. Once a price hurdle is no longer achievable due to the lapse of a performance period or if Mr. Sijbrandij ceases to be the CEO, any then-unvested portion of the CEO PSU Award will be immediately forfeited.
Any portion of the CEO PSU Award may only be earned to the extent Mr. Sijbrandij continues to lead GitLab as our CEO on the later of the date the CLDC certifies achievement of the performance metric and the “Service Vesting Date” set forth in the table below. Once a price hurdle is no longer achievable due to the lapse of a performance period or if Mr. Sijbrandij ceases to be the CEO, any then-unvested portion of the CEO PSU Award will be immediately forfeited.

The following table indicates the price hurdle and the corresponding performance period in which that hurdle must be achieved and the Service Vesting Date upon which the corresponding vesting is contingent:

Tranche	Price Hurdle (1)	Performance Period	Service Vesting Date	Shares
1	$95	8/1/22 - 8/1/25	2/1/23	250,000 RSUs
2	$125	8/1/23 - 8/1/26	2/1/24	250,000 RSUs
3	$165	8/1/24 - 8/1/27	2/1/25	250,000 RSUs
4	$215	8/1/25 - 8/1/28	2/1/26	250,000 RSUs
5	$275	8/1/26 - 8/1/29	2/1/27	250,000 RSUs
6	$350	8/1/27 - 8/1/30	2/1/28	250,000 RSUs
7	$425	8/1/27 - 8/1/30	2/1/28	750,000 RSUs
8	$500	8/1/27 - 8/1/30	2/1/28	750,000 RSUs
(1)    As of April 2024, none of the applicable price hurdles has been achieved, and all of the PSU underlying the CEO PSU Award remain outstanding and eligible to vest.

To the extent a tranche of the CEO PSU Award is vested, the shares under the PSU will be settled in the calendar year that includes the 24 month anniversary of the date in which the PSU tranche vested (i.e., the date that is 24 months following the later of the Service Vesting Date or the certification of the performance condition, if each case, if Mr. Sijbrandij remained employed as CEO), except that the settlement shall occur earlier upon the first to occur of (v) a change in control of GitLab, (w) Mr. Sijbrandij’s disability, (x) an unforeseeable emergency experienced by Mr. Sijbrandij, (y) Mr. Sijbrandij’s separation from service with GitLab, or (z) Mr. Sijbrandij’s death, with all such terms as defined in a manner compliant with Section 409A of the Internal Revenue Code. Notwithstanding the foregoing, to the extent shares settle prior to two years following the later of the service vesting or certification of the performance condition (other than due to a change in control), such shares will not be transferable for the remainder of such two-year period. In addition, during any two-year period of a transfer restriction and during any period while Mr. Sijbrandij’s shares have not yet settled, the shares subject to the CEO PSU Award will be subject to forfeiture upon a termination of Mr. Sijbrandij for cause or a finding of cause after Mr. Sijbrandij’s termination.
In the event of a change of control of GitLab, the CEO PSU Award will be deemed earned as to any price hurdle that is below the consideration received per share by holders of our Class A common stock solely upon the closing of the transaction, without giving effect to any contingent or deferred payments, effective and measured immediately prior to the effective time of such transaction (the “Closing Price”). A CEO PSU Award may only be deemed earned as to unvested PSU tranches subject to ongoing or upcoming performance periods and will not cause acceleration as to previously forfeited PSU tranches corresponding with expired performance periods. Any portion of the CEO PSU Award that is not earned as of the change in control event shall be forfeited. In the event the Closing Price is between price hurdles, and solely with respect to ongoing or upcoming performance periods, the CEO PSU Award will be deemed proportionately vested as to a PSU tranche, reflecting the linear interpolation between the prior and next price hurdles.
Notwithstanding the foregoing, if Mr. Sijbrandij’s employment terminates due to an involuntary termination without “cause,” a resignation for “good reason,” disability, or death, any earned but unvested CEO PSU Awards will accelerate in full and any unearned CEO PSU Awards will expire. This acceleration will only be effective if Mr. Sijbrandij returns an effective release of general claims against GitLab within 60 days of such qualifying termination.
The foregoing acceleration supersedes any vesting acceleration benefits that Mr. Sijbrandij may otherwise be entitled to under the Change in Control Severance Plan with respect to the CEO PSU Award, except that the definitions of “cause,” “good reason,” and “disability” shall be as defined in the Change in Control Severance Plan.
Notwithstanding any contractual transfer restrictions other than a market standoff, and subject to applicable securities laws, to the extent that taxes may be due upon the vesting or settlement of any CEO PSU Award, Mr. Sijbrandij may sell to cover shares under the CEO PSU Award to cover applicable taxes, assuming the maximum marginal tax rates.
The CLDC believes the time and performance-based conditions (as applicable) associated with the CEO Option Award and CEO PSU Award are rigorous and appropriately align Mr. Sijbrandij’s incentives with the interests of our stockholders.

Additional Compensation Practices and Policies
Anti-hedging Policy
Under our Insider Trading Policy, we prohibit team members, contractors, consultants and members of our board of directors, as well as their immediate family members and people sharing their households and anyone subject to their influence or control (collectively, “Insiders”) from engaging in hedging or monetization transactions involving GitLab securities, such as zero cost, collars and forward sale contracts, or contribute our securities to exchange funds in a manner that could be interpreted as hedging in our stock.
Anti-pledging Policy
Under our Insider Trading Policy, we prohibit Insiders from pledging or using any GitLab securities as collateral in a margin account or as collateral for a loan unless the pledge has been approved by our Chief Legal Officer.
Offer Letters and Employment Arrangements
We are party to offer letters with each of our NEOs setting forth the terms and conditions of employment for each of our NEOs as described below.
Sytse Sijbrandij
In September 2021, we entered into a confirmatory offer letter with Mr. Sijbrandij. The offer letter does not have a specific term and provides that Mr. Sijbrandij is an at-will employee.
Brian Robins
In September 2021, we entered into a confirmatory offer letter with Mr. Robins. The offer letter does not have a specific term and provides that Mr. Robins is an at-will employee. Mr. Robins is eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our board of directors.
Christopher Weber
In July 2023, we entered into a confirmatory offer letter with Mr. Weber. The offer letter does not have a specific term and provides that Mr. Weber is an at-will employee. Mr. Weber is eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our board of directors.
Robin Schulman
In September 2021, we entered into a confirmatory offer letter with Ms. Schulman. The offer letter does not have a specific term and provides that Ms. Schulman is an at-will employee. Ms. Schulman is eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our board of directors.
Sabrina Farmer
In January 2024, we entered into a confirmatory offer letter with Ms. Farmer. The offer letter does not have a specific term and provides that Ms. Farmer is an at-will employee. Ms. Farmer is eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our board of directors.

Michael McBride
In September 2021, we entered into a confirmatory offer letter with Mr. McBride. The offer letter did not have a specific term and provided that Mr. McBride was an at-will employee. When Mr. McBride was employed at GitLab, he was eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our board of directors. Mr. McBride resigned effective August 1, 2023. On July 15, 2023, and in connection with his resignation, Mr. McBride and GitLab entered into a Service Continuation Agreement (the “Service Continuation Agreement”). Pursuant to the Service Continuation Agreement, and subject to a release of claims and his provision of consulting services, and for the period of August 2, 2023 (the “Separation Date”) through February 2, 2024, Mr. McBride received a monthly payment equal to $33,750 per month. Mr. McBride also received COBRA coverage for six months following the Separation Date. Mr. McBride also received payments in connection with the Company’s distribution of funds in accordance with our 2024 Bonus Plan. Mr. McBride has continued vesting in outstanding equity awards through July 31, 2024. On July 31, 2024, all unvested outstanding equity awards with respect to which vesting is no longer possible will be canceled.
Potential Payments upon Termination or Change of Control
In September 2021, we adopted arrangements for our executive officers, including our NEOs, that provide for payments and benefits on termination of employment or upon a termination in connection with a change of control.
Under those arrangements, in the event that our NEOs are terminated without “cause” or resign for “good reason” (each as defined in their respective confirmatory offer letter) in connection with or within three months before or 12 months following a “corporate transaction” (as defined in their respective confirmatory offer letter), they will be entitled to: (i) base salary for a period of 12 months (18 months for Mr. Sijbrandij) from the NEO’s termination date; plus their pro-rata portion of bonus earned through the date of termination, plus the amount of bonus that would have accrued during the severance period and (ii) benefits continuation payments (or COBRA, if applicable) for 12 months following the termination date (18 months for Mr. Sijbrandij). In addition, each of our NEO’s outstanding option awards will become immediately vested and exercisable, as applicable, with respect to 100% of the underlying shares. All such severance payments and benefits will be subject to each NEO’s execution of a general release of claims against GitLab.
Additionally, in the event that our NEOs are terminated without “cause” or resign for “good reason” outside of the period of three months before or 12 months after a “corporate transaction,” they will be entitled to: (i) base salary for a period of six months (twelve months for Mr. Sijbrandij) plus their pro-rata portion of bonus earned through the date of termination and (ii) benefits continuation payments (or COBRA, if applicable) for six months following the termination date (12 months for Mr. Sijbrandij). All such severance payments and benefits will be subject to each NEO’s execution of a general release of claims against GitLab.

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our NEOs. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on January 31, 2024, and the price per share of our common stock was the closing price on Nasdaq as of January 30, 2024 (the last day of business of fiscal year 2024), which was $74.38. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Name	Qualifying Termination - No Change in Control					Qualifying Termination - Change in Control
	Cash Severance ($)	Cash Bonus ($) (3)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)	Total ($)	Cash Severance ($)	Cash Bonus ($)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)	Total ($)
Sytse Sijbrandij	$0.25	—	$3,600	—	$3,600.25	$0.37	—	$5,508 (1)	$262,732,000	$262,737,508.37
Brian Robins	$215,000	$180,600	$16,798	—	$412,398	$430,000	$180,600	$33,596	$30,901,659	$31,545,855
Christopher Weber	$237,500	$285,000	$12,590	—	$535,090	$475,000	$285,000	$25,181	$32,651,407	$33,436,588
Robin Schulman	$197,500	$118,500	$17,356	—	$333,356	$395,000	$118,500	$33,712	$21,983,507	$22,530,719
Michael McBride (2)	—	—	—	—	—	—	—	—	—	—
(1)Benefit continuation does not apply to Mr. Sijbrandij at this time because he is not currently enrolled in GitLab benefits.
(2)Mr. McBride resigned effective August 1, 2023. In connection with his resignation, Mr. McBride received an aggregate $202,500 in cash payments and $11,365.70 in the value of ongoing COBRA coverage pursuant to the Service Continuation Agreement. For additional information regarding the Service Continuation Agreement and payments made to Mr. McBride thereunder, please see “—Offer Letters and Employment Arrangements” above.
(3)Cash bonus is equivalent to 60% of annual bonus assuming the first half bonus was paid out at 40% earlier in the year.

Tax and Accounting Treatment of Compensation
Deductibility of Executive Compensation
Under Section 162(m) of the Internal Revenue Code, compensation paid to each of our “covered employees” that exceeds $1.0 million per taxable year is generally non-deductible. Although the CLDC will continue to consider tax implications as one factor in determining executive compensation, the CLDC also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of our stockholders, which may include providing for compensation that is not deductible due to the deduction limit under Section 162(m).
Accounting for Stock-Based Compensation
Under ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expenses on an ongoing basis according to ASC 718. The accounting impact of our compensation programs is one of many factors that the CLDC considers in determining the structure and size of our executive compensation programs.
CEO Pay Ratio
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for fiscal year 2024:
•the median of the annual total compensation of all our employees (except our CEO) was $199,039;
•the annual total compensation of our CEO was $3,600.25; and
•the ratio of these two amounts was 55.28 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.
To identify our median employee, we considered the individuals, excluding our CEO, who were employed by us and our consolidated subsidiaries on January 31, 2024, our determination date, whether employed on a full-time, part-time, seasonal or temporary basis. We did not include any contractors or other non-employee workers in our employee population.
To identify our median employee, we used a consistently applied compensation measure consisting of each employee’s base salary, target bonus or sales commissions, and the target value of equity awards granted during fiscal year 2024. Base salary and target total cash compensation reflects the annual salary rate and target bonus, as applicable, effective as of January 31, 2024. We selected these compensation elements because they represent our principal broad-based compensation elements. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the applicable exchange rates in effect on November 1, 2023.
Once our median employee was identified, we calculated the median employee’s annual total compensation in accordance with the requirements of the Summary Compensation Table.

PAY-VERSUS-PERFORMANCE DISCLOSURE
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid to our named executive officers and certain aspects of our financial performance. For further information concerning our pay-for-performance philosophy and how executive compensation aligns with our performance, please refer to “Executive Compensation—Compensation Discussion and Analysis.”
Pay-Versus-Performance Table

Pay Versus Performance
					Value of Initial Fixed $100 Investment
			Average	Average	Based On:
	Summary	Compensation	Summary	Compensation		Peer Group		Company-
	Compensation	Actually	Compensation	Actually	Total	Total		Selected
	Table Total	Paid	Table Total	Paid	Shareholder	Shareholder	Net	Measure:
Year(1)	for PEO(2)	for PEO(3)	for Non-PEO NEOs(2)	for Non-PEO NEOs(3)	Return(4)	Return(4)(5)	Income(6)	Revenue(7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$3,600	$97,396,301	$8,588,639	$10,470,781	$68	$133	-$424,174,000	$579,906,000
2023	$3,600	-$57,377,922	$5,209,815	-$3,681,571	$48	$88	-$172,311,000	$424,336,000
2022	$27,289,978	$146,867,481	$3,956,318	$26,962,513	$62	$105	-$155,138,000	$252,653,000
(1)    During fiscal years 2022, 2023, and 2024, our PEO and non-PEO NEOs were as follows:

Year	PEO (CEO)	Non-PEO NEOs
2024	Sytse Sijbrandij	Michael McBride, Brian Robins, Robin Schulman, Chris Weber
2023	Sytse Sijbrandij	Michael McBride, Brian Robins, Robin Schulman, Eric Johnson
2022	Sytse Sijbrandij	Michael McBride, Eric Johnson

(2)    The dollar amounts reported in columns (b) and (d) are the amounts reported for our PEO and the average of our non-PEO NEOs, respectively, for each corresponding year in the “Total” column of the Summary Compensation Table.
(3)     The dollar amounts reported in column (c) and (e) represent the amount of “compensation actually paid” to our PEO and Non-PEO NEOs in each respective year. The dollar amounts do not reflect the actual amount of compensation earned or received during the applicable fiscal year. There are no material differences between the assumptions used to compute the valuation of the equity awards for calculating the compensation actually paid from the assumptions used to compute the valuation of such equity awards as of the grant date. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation of our PEO and non-PEO NEOs for each year to determine the “compensation actually paid” to him or her:

PEO
			2024
	Summary Compensation Table - Total Compensation	(a)	$3,600
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$0
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$0
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$98,798,127
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$0
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$-1,405,426
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0
=	Compensation Actually Paid		$97,396,301

Non-PEO NEO Average
			2024
	Summary Compensation Table - Total Compensation	(a)	$8,588,639
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$7,870,183
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$10,392,815
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$2,546,643
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$662,118
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$-829,364
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$3,019,956
=	Compensation Actually Paid		$10,470,781

No dividends were paid during fiscal years 2022, 2023 and 2024 and GitLab does not maintain any pension plans, so there was no change in pension values during fiscal years 2022, 2023 or 2024.
(4)    Company and Peer Group total shareholder return assume a $100 investment based on closing prices on October 13, 2021 (the date of our initial public offering) through the end of the listed fiscal year, assuming reinvestment of dividends, where applicable.
(5)    The peer group used for this purpose is the S&P Information Technology Sector.
(6)    Represents GitLab’s Net Loss Attributable to GitLab, as reported in GitLab’s audited financial statements for the applicable fiscal year.
(7)    The Company-Selected Metric is Total Revenue, as reported in GitLab’s audited financial statements for the applicable fiscal year.
Financial Performance Measures
The following table sets forth the company’s most important financial performance measures used to link NEO compensation actually paid during 2023 to company performance.

Company Performance Metrics
Revenue
Non-GAAP Operating Income
Stock Price Hurdles

Additional information about each of these performance measures and the role of our performance in each of these measures in determining our executive compensation are discussed in greater detail in “Executive Compensation—Compensation Discussion and Analysis.”
Analysis of Information Presented in Pay-Versus-Performance Table
The following graph illustrates the relationship between compensation actually paid to our PEO and our non-PEO NEOs and our TSR for the period presented in the Pay-Versus-Performance table.
The following graph illustrates the relationship between compensation actually paid to our PEO and our non-PEO NEOs and our net income for the period presented in the Pay-Versus-Performance table. In fiscal 2023, as a high-growth company, GitLab emphasized revenue growth as a performance measure. Consequently, we did not use net income (loss) as a performance measure in our executive compensation program in fiscal 2023. Given this, we do not believe there is any meaningful relationship between our net income (loss) and compensation actually paid to our named executive officers during the periods presented.

REPORT OF THE COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE

This report of the Compensation and Leadership Development Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Our Compensation and Leadership Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation and Leadership Development Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation and Leadership Development Committee

Sue Bostrom, Chair
Matthew Jacobson
Merline Saintil

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•any breach of the director’s duty of loyalty to us or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•any transaction from which the director derived an improper personal benefit.

Our restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other team members and agents as set forth in the DGCL. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted, subject to very limited exceptions.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our other team members. These agreements, among other things, require us to indemnify our directors, officers and key team members for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably incurred by such director, officer or key team member in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company, trust, team member benefit plan or enterprise to which the person provides services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key team members for the defense of any action for which indemnification is required or permitted.

We believe that these provisions in our restated certificate of incorporation, our amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers, and key team members. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our restated certificate of incorporation, our amended and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 Sales Plans

All of our executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of January 31, 2024 with respect to compensation plans under which shares of our Class A common stock or Class B common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding securities (#)	Weighted- average exercise price of outstanding options ($) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
Equity compensation plans approved by security holders	19,618,163 (2)	$13.03	24,699,860 (3)
Equity compensation plans not approved by security holders	__	__	__
Total	19,618,163	$13.03	24,699,860
(1)The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(2)Includes all outstanding equity awards under the 2015 Plan and 2021 Plan and excludes purchase rights accruing under the 2021 ESPP.
(3)There are no shares of common stock available for issuance under our 2015 Plan, but that plan will continue to govern the terms of options granted thereunder. Any shares of Class B common stock that are subject to outstanding awards under the 2015 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of Class A common stock under our 2021 Plan. In addition, the number of shares reserved for issuance under our 2021 Plan increased automatically by 7,877,919 on February 1, 2024 and will increase automatically on the first day of February during the term of the 2021 Plan by the number of shares equal to five percent (5%) of the total number of outstanding shares of all classes of GitLab’s common stock outstanding (on an as- converted basis) on each January 31 immediately prior to the date of increase or a lower number approved by our board of directors. As of January 31, 2024, there were 5,398,362 shares of Class A common stock available for issuance under the 2021 ESPP. The number of shares reserved for issuance under our 2021 ESPP increased automatically by 1,575,583 shares of Class A common stock on February 1, 2024 and will increase automatically on the first day of February of each year during the term of the 2021 ESPP by the number of shares equal to 1% of the total outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding January 31 or a lower number approved by our board of directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

From February 1, 2023 to the present, there have been no transactions, and there are currently no proposed transactions, to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest, except the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors—Non-Employee Director Compensation,” respectively.

Review, Approval or Ratification of Transactions with Related Parties

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest.

Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our securities, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Our amended and restated bylaws provide that, for stockholder nominations to our board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at the GitLab Inc. email address designated by GitLab on the Investor Relations page of its website.

To be timely for our 2025 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on February 11, 2025 and not later than 5:00 p.m. Eastern Time on March 13, 2025. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our amended and restated bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2025 annual meeting of stockholders must be received by us not later than [ ], 2025 in order to be considered for inclusion in our proxy materials for that meeting.
To comply with our amended and restated bylaws as well as the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for 2025 annual meeting of stockholders must ensure that our Corporate Secretary receives written notice that sets forth all information required by our amended and restated bylaws and by Rule 14a-19(b) under the Exchange Act within the time frames set forth above.

Available Information

We will mail, without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2024, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to our Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary, Robin Schulman, at CLO@gitlab.com.

The Annual Report on Form 10-K is also available at https://ir.gitlab.com under “SEC Filings” in the “Financials & SEC Filings” section of our website.

Electronic Delivery of Stockholder Communications

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

Registered Owner (you hold our common stock in your own name through our transfer agent, Computershare Trust Company, N.A, or you are in possession of stock certificates): visit https://www.computershare.com and log into your account to enroll.

Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Computershare Trust Company, N.A., our transfer agent, at (201) 912-1420 or visit https://www.computershare.com with questions about electronic delivery.

“Householding—” Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our Annual Report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report and other proxy materials, you may write our Corporate Secretary at GitLab’s email address designated by GitLab on the Investor Relations page of our website.

Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or Annual Report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the email address listed above.

OTHER MATTERS

Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors

Robin J. Schulman
Chief Legal Officer, Head of Corporate Affairs, and
Corporate Secretary

APPENDIX A

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF
GITLAB INC.

GitLab Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

1.That the name of this Corporation is GitLab Inc., and that this Corporation was originally incorporated pursuant to the General Corporation Law on September 10, 2014 under the name GitLab Inc. The Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 18, 2021, as amended (the “Restated Charter”).

2.Amendment to Article VIII.

(a) Article VIII of the Restated Charter is hereby amended and restated in its entirety as follows:

“ARTICLE VIII: LIMITATION OF LIABILITY”

1.Limitation of Liability. To the fullest extent permitted by law, neither a director of the Corporation nor an officer of the corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

2.Change in Rights. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Restated Certificate inconsistent with this Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.”

3.That the foregoing amendment was duly adopted by the Board of Directors of the Corporation in accordance with Sections 141 and 242 of the General Corporation Law and was approved by the holders of the requisite number of shares of capital stock of the Corporation acting by written consent in accordance with Sections 228 and 242 of the General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this [ ] day of [ ], 2024.

By: ____________________

Name: Sytse Sijbrandij

Title: Chief Executive Officer

APPENDIX B
Reconciliation of Non-GAAP Measures

Non-GAAP Operating Income (which we also refer to as Income (loss) from operations on a non-GAAP basis):

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2024	2023	2024	2023
Loss from operations on GAAP basis	$ (34,883)	$(46,274)	$ (187,440)	$(211,411)
Stock-based compensation expense	43,017	33,641	163,049	122,567
Amortization of acquired intangibles	521	595	2,167	2,362
Restructuring charges	188	—	8,027	—
Charitable donation of common stock	2,675	—	10,700	—
Changes in the fair value of acquisition related contingent consideration	—	(1,722)	—	(659)
Other non-recurring charges	1,718	—	2,131	—
Income (loss) from operations on non-GAAP basis	$ 13,236	$(13,760)	$ (1,366)	$(87,141)
Income (loss) from operations margin on non-GAAP basis	8%	(11%)	(0%)	(21%)

GITLAB INC.
C/O: LEGAL DEPARTMENT
268 BUSH STREET #350
SAN FRANCISCO, CA 94104-3503

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VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, June 10, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GTLB2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, June 10, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V45483-P10158 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

GITLAB INC.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Sundeep Bedi
02) Sue Bostrom

The Board of Directors recommends you vote FOR the following:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. If no direction is made, this proxy will be voted "FOR ALL" for Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3 and "FOR" Proposal 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V45484-P10158

GitLab Inc.
Annual Meeting of Stockholders
June 11, 2024 8:30 AM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Brian Robins and Robin Schulman, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GitLab Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM PDT on June 11, 2024, virtually at www.virtualshareholdermeeting.com/GTLB2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side